Exhibit 99.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2014

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from . to .

Commission File No. 1-32248

GRAMERCY PROPERTY TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	06-1722127
(State or other jurisdiction incorporation or organization)	(I.R.S. Employer of Identification No.)

521 5th Avenue, 30th Floor, New York, NY 10175

(Address of principal executive offices — zip code)

(212) 297-1000

(Registrant’s telephone number, including area code)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Series B Cumulative Redeemable Preferred Stock, $0.001 Par Value	New York Stock Exchange New York Stock Exchange

SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☒ No ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

As of February 27, 2015, there were 188,016,355 shares of the Registrant’s common stock outstanding. The aggregate market value of common stock held by non-affiliates of the registrant (115,121,819 shares) at June 30, 2014, was $696,487,005. The aggregate market value was calculated by using the closing price of the common stock as of that date on the New York Stock Exchange, which was $6.05 per share.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders expected to be filed within 120 days after the close of the registrant’s fiscal year are incorporated by reference into Part III of this Annual Report on Form 10-K.

All other schedules are omitted because they are not required or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Gramercy Property Trust Inc.

     We have audited the accompanying consolidated balance sheets of Gramercy Property Trust Inc. (“the Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity (deficit) and noncontrolling interests and cash flows for each of the three years in the period ended December 31, 2014. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gramercy Property Trust Inc. at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Gramercy Property Trust Inc.’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated March 9, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

March 9, 2015

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Gramercy Property Trust Inc.

     We have audited Gramercy Property Trust Inc.’s (the “Company”) internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), (the COSO criteria). Gramercy Property Trust Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     In our opinion, Gramercy Property Trust Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on the COSO criteria.

     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Gramercy Property Trust Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit) and noncontrolling interests, and cash flows for each of the three years in the period ended December 31, 2014 of Gramercy Property Trust Inc. and our report dated March 9, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

March 9, 2015

Gramercy Property Trust Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31,	December 31,
	2014	2013
Assets:
Real estate investments, at cost:
Land	$239,503	$73,131
Building and improvements	828,117	264,581
Less: accumulated depreciation	(27,598)	(4,247)
Total real estate investments, net	1,040,022	333,465
Cash and cash equivalents	200,069	43,333
Restricted cash	1,244	179
Joint ventures and equity investments	-	39,385
Servicing advances receivable	1,485	8,758
Retained CDO bonds	4,293	6,762
Tenant and other receivables, net	15,398	5,976
Acquired lease assets, net of accumulated amortization of $15,168 and $1,596	200,231	40,960
Deferred costs, net of accumulated amortization of $1,908 and $634	10,355	5,815
Goodwill	3,840	-
Other assets	23,063	7,030
Total assets	$1,500,000	$491,663

Liabilities and Equity:
Liabilities:
Secured revolving credit facility	$-	$45,000
Exchangeable senior notes, net	107,836	-
Senior unsecured term loan	200,000	-
Mortgage notes payable	161,642	122,180
Total long term debt	469,478	167,180
Accounts payable and accrued expenses	18,806	11,517
Dividends payable	9,579	37,600
Accrued interest payable	2,357	81
Deferred revenue	11,592	1,581
Below-market lease liabilities, net of accumulated amortization of $3,961 and $300	53,826	6,077
Derivative instruments, at fair value	3,189	302
Other liabilities	8,263	852
Total liabilities	577,090	225,190
Commitments and contingencies	-	-
Noncontrolling interest in operating partnership	16,129	-

Equity:
Common stock, par value $0.001, 220,000,000 and 100,000,000 shares authorized, and 186,945,569 and 71,313,043 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	187	71
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 3,525,822 shares authorized, issued and outstanding at December 31, 2013.	-	85,235
Series B cumulative redeemable preferred stock, par value $0.001, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at December 31, 2014.	84,394	-
Additional paid-in-capital	1,768,837	1,149,896
Accumulated other comprehensive loss	(3,703)	(1,405)
Accumulated deficit	(942,934)	(967,324)
Total equity	906,781	266,473
Total liabilities and equity	$1,500,000	$491,663

The accompanying notes are an integral part of these financial statements.

Gramercy Property Trust Inc.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Year ended December 31,
	2014	2013	2012
Revenues
Rental revenue	$60,258	$12,181	$267
Management fees	25,033	40,896	34,667
Operating expense reimbursements	20,604	1,203	174
Investment income	1,824	1,717	600
Other income	221	707	1,113
Total revenues	107,940	56,704	36,821
Expenses
Property operating expenses:
Property management expenses	17,500	20,868	21,380
Property operating expenses	21,120	1,411	1,846
Total property operating expenses	38,620	22,279	23,226
Other-than-temporary impairment	4,064	3,339	-
Portion of impairment recognized in other comprehensive loss	752	(1,337)	-
Net impairment recognized in earnings	4,816	2,002	-
Depreciation and amortization	36,408	5,675	256
Interest expense	16,586	1,732	-
Loss on derivative instruments	3,300	115	-
Management, general and administrative	18,416	18,210	25,335
Acquisition expenses	6,171	2,808	111
Total expenses	124,317	52,821	48,928
Income (loss) from continuing operations before equity in income (loss) from joint ventures and equity investments, gain on remeasurement of previously held joint venture, loss on extinguishment of debt, and provision for taxes	(16,377)	3,883	(12,107)
Equity in net income (loss) of joint ventures and equity investments	1,959	(5,662)	(2,904)
Loss from continuing operations before gain on remeasurement of previously held joint venture, loss on extinguishment of debt, provision for taxes, and discontinued operations	(14,418)	(1,779)	(15,011)
Gain on remeasurement of previously held joint venture	72,345	-	-
Loss on extinguishment of debt	(1,925)	-	-
Provision for taxes	(809)	(6,393)	(3,330)
Income (loss) from continuing operations	55,193	(8,172)	(18,341)
Income (loss) from discontinued operations	(524)	5,057	(169,174)
Gain on sale of joint venture interest to a director related entity	-	1,317	-
Gains from disposals	-	389,140	15,967
Provision for taxes	-	(2,515)	-
Income (loss) from discontinued operations	(524)	392,999	(153,207)
Net income (loss)	54,669	384,827	(171,548)
Net loss attributable to noncontrolling interest	236	-	-
Net income (loss) attributable to Gramercy Property Trust Inc.	54,905	384,827	(171,548)
Preferred stock redemption costs	(2,912)	-	-
Preferred stock dividends	(7,349)	(7,162)	(7,162)
Net income (loss) available to common stockholders	$44,644	$377,665	$(178,710)
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.43	$(0.25)	$(0.49)
Net income (loss) from discontinued operations	-	6.39	(2.95)
Net income (loss) available to common stockholders	$0.43	$6.14	$(3.44)
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.41	$(0.25)	$(0.49)
Net income (loss) from discontinued operations	-	6.39	(2.95)
Net income (loss) available to common stockholders	$0.41	$6.14	$(3.44)
Basic weighted average common shares outstanding	104,811,814	61,500,847	51,976,462
Diluted weighted average common shares and common share equivalents outstanding	107,750,340	61,500,847	51,976,462

The accompanying notes are an integral part of these financial statements.

Gramercy Property Trust Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Amounts in thousands, except share and per share data)

	Year ended December 31,
	2014	2013	2012
Net income (loss)	$54,669	$384,827	$(171,548)
Other comprehensive income (loss):
Unrealized gain on debt securities and derivative instruments:
Unrealized gain (loss) on available for sale debt securities	752	(3,221)	174,331
Reclassification adjustment for other-than-temporary impairment in net income	-	2,002	169,197
Unrealized gain (loss) on derivative instruments	(3,002)	(187)	2,146
Reclassification of unrealized holding losses on debt securities and derivative instruments into discontinued operations	-	95,265	-
Foreign currency translation adjustments	(48)	-	-
Other comprehensive income (loss)	(2,298)	93,859	345,674
Comprehensive income	52,371	478,686	174,126
Net loss attributable to noncontrolling interest	236	-	-
Other comprehensive loss attributable to noncontrolling interest	41	-	-
Comprehensive income attributable to Gramercy Property Trust Inc.	$52,648	$478,686	$174,126

The accompanying notes are an integral part of these financial statements.

Gramercy Property Trust Inc.
Consolidated Statements of Stockholders’ Equity (Deficit) and Noncontrolling Interests
(Amounts in thousands, except share data)

									Accumulated	Retained	Total
			Common Stock,		Common Stock,		Series A	Additional	Other	Earnings /	Gramercy
	Common Stock		Class B-1		Class B-2		Preferred	Paid-In-	Comprehensive	(Accumulated	Property	Noncontrolling
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Stock	Capital	Income (Loss)	Deficit)	Trust Inc.	interest	Total
Balance at December 31, 2011	51,086,266	$50	-	$-	-	$-	$85,235	$1,080,600	$(440,939)	$(1,166,279)	$(441,333)	$903	$(440,430)
Net loss	-	-	-	-	-	-	-	-	-	(171,548)	(171,548)	-	(171,548)
Change in net unrealized loss on derivative instruments	-	-	-	-	-	-	-	-	2,146	-	2,146	-	2,146
Change in net unrealized loss on securities available for sale	-	-	-	-	-	-	-	-	343,528	-	343,528	-	343,528
Issuance of stock	3,000,000	3	2,000,000	2	2,000,000	2	-	19,013	-	-	19,020	-	19,020
Issuance of stock - stock purchase plan	36,324	1	-	-	-	-	-	185	-	-	186	-	186
Stock based compensation - fair value	2,608,412	3	-	-	-	-	-	2,429	-	-	2,432	-	2,432
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	(7,162)	(7,162)	-	(7,162)
Balance at December 31, 2012	56,731,002	$57	2,000,000	$2	2,000,000	$2	$85,235	$1,102,227	$(95,265)	$(1,344,989)	$(252,731)	$903	$(251,828)
Net income	-	-	-	-	-	-	-	-	-	384,827	384,827	-	384,827
Change in net unrealized loss on derivative instruments	-	-	-	-	-	-	-	-	9,914	-	9,914	-	9,914
Change in net unrealized gain on debt securities	-	-	-	-	-	-	-	-	(1,219)	-	(1,219)	-	(1,219)
Change in net unrealized loss on securities available for sale	-	-	-	-	-	-	-	-	23,083	-	23,083	-	23,083
Gramercy Finance disposal	-	-	-	-	-	-	-	-	62,082	-	62,082	(42)	62,040
Conversion of Class B-1 & Class B-2 shares into common stock	4,000,000	4	(2,000,000)	(2)	(2,000,000)	(2)	-	-	-	-	-	-	-
Issuance of stock	11,535,200	12	-	-	-	-	-	45,520	-	-	45,532	-	45,532
Issuance of stock - stock purchase plan	9,002	-	-	-	-	-	-	13	-	-	13	-	13
Stock based compensation - fair value (1)	(962,161)	(2)	-	-	-	-	-	2,136	-	-	2,134	-	2,134
Liquidation of noncontrolling interest	-	-	-	-	-	-	-	-	-	-	-	(861)	(861)
Dividends on preferred stock	-	-	-	-	-	-	-	-	-	(7,162)	(7,162)	-	(7,162)
Balance at December 31, 2013	71,313,043	$71	-	$-	-	$-	$85,235	$1,149,896	$(1,405)	$(967,324)	$266,473	$-	$266,473

(1)	In the first quarter of 2013, the Company excluded unvested restricted share units from the outstanding share count.

The accompanying notes are an integral part of these financial statements.

Gramercy Property Trust Inc.
Consolidated Statements of Stockholders’ Equity (Deficit) and Noncontrolling Interests – (Continued)
(Amounts in thousands, except share data)

						Accumulated	Retained	Total
			Series A	Series B	Additional	Other	Earnings /	Gramercy
	Common Stock		Preferred	Preferred	Paid-In-	Comprehensive	(Accumulated	Property	Noncontrolling
	Shares	Par Value	Stock	Stock	Capital	Income (Loss)	Deficit)	Trust Inc.	interest	Total
Balance at December 31, 2013	71,313,043	$71	$85,235	$-	$1,149,896	$(1,405)	$(967,324)	$266,473	$-	$266,473
Net income	-	-	-	-	-	-	54,905	54,905	-	54,905
Change in net unrealized loss on derivative instruments	-	-	-	-	-	(3,002)	-	(3,002)	-	(3,002)
Reclassification of fair value of embedded exchange option on 3.75% exchangeable senior notes	-	-	-	-	11,726	-	-	11,726	-	11,726
Change in net unrealized gain on debt securities	-	-	-	-	-	752	-	752	-	752
Offering costs	-	-	-	(3,106)	(29,207)	-	-	(32,313)	-	(32,313)
Stock redemption costs	-	-	(3)	-	-	-	-	(3)	-	(3)
Redemption of Series A cumulative redeemable preferred stock	-	-	(85,232)	-	-	-	(2,912)	(88,144)	-	(88,144)
Issuance of stock	114,155,408	115	-	87,500	627,719	-	-	715,334	-	715,334
Issuance of stock - stock purchase plan	6,264	-	-	-	27	-	-	27	-	27
Stock based compensation - fair value	-	-	-	-	2,483	-	-	2,483	-	2,483
Proceeds from stock options exercised	30,000	-	-	-	91	-	-	91	-	91
Conversion of OP Units to common stock	1,440,854	1	-	-	8,738	-	-	8,739	-	8,739
Reallocation of noncontrolling interest in the operating partnership	-	-	-	-	(2,636)	-	-	(2,636)	-	(2,636)
Dividends on preferred stock - Series A	-	-	-	-	-	-	(4,993)	(4,993)	-	(4,993)
Dividends on preferred stock - Series B	-	-	-	-	-	-	(2,356)	(2,356)	-	(2,356)
Dividends on common stock	-	-	-	-	-	-	(20,254)	(20,254)	-	(20,254)
Foreign currency translation adjustments	-	-	-	-	-	(48)	-	(48)	-	(48)
Balance at December 31, 2014	186,945,569	$187	$-	$84,394	$1,768,837	$(3,703)	$(942,934)	$906,781	$-	$906,781

The accompanying notes are an integral part of these financial statements.

Gramercy Property Trust Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year ended December 31,
	2014	2013	2012
Operating Activities:
Net income (loss)	$54,669	$384,827	$(171,548)
Adjustments to net cash provided by operating activities:
Depreciation and amortization	36,408	6,383	1,195
Amortization of acquired leases to rental revenue and expense	(2,352)	(65)	(188)
Amortization of deferred costs	1,991	175	3,719
Amortization of discounts and other fees	(959)	(10,577)	(25,704)
Payment for lease inducement costs	-	(2,630)	-
Payment of capitalized tenant leasing costs	(77)	-	(61)
Amortization of lease inducement costs	175	-	-
Straight-line rent adjustment	(3,995)	(2,225)	(188)
Non-cash impairment charges	4,816	9,643	206,122
Gain on liquidation of non-controlling interest	-	(611)	-
Net gain on sale of properties and lease terminations	-	-	(15,915)
Net realized gain on loans	-	-	108
Net realized gain on disposal of Gramercy Finance	-	(389,140)	-
Net realized gain on sale of joint venture to director related entity	-	(1,317)	-
Loss on derivative instruments	3,300	115	-
Distributions received from joint ventures and equity investments	3,373	7,985	-
Equity in net (income) loss of joint ventures and equity investments	(1,959)	6,466	8,515
Gain from remeasurement of previously held joint ventures	(72,345)	-	-
Loss on extinguishment of debt	1,925	-	-
Stock-based compensation	2,483	2,149	2,433
Provision for loan losses	-	-	(7,181)
Changes in operating assets and liabilities:
Restricted cash	(272)	(1,108)	412
Tenant and other receivables	4,983	588	(2,803)
Accrued interest	(155)	5,780	12,393
Other assets	(11,229)	13,710	(11,285)
Accounts payable, accrued expenses and other liabilities	7,029	(2,362)	777
Deferred revenue	4,978	1,617	(518)
Net cash provided by operating activities	32,787	29,403	283
Investing Activities:
Capital expenditures	(16,496)	(8,345)	(2,649)
Distributions received from joint ventures and equity investments	3,841	21,642	411
Proceeds from disposal of Gramercy Finance	-	6,291	-
Proceeds from sale of joint venture to director related entity	-	8,275	-
Proceeds from sale of real estate	-	-	77,257
New loan investment originations and funded commitments	-	-	(19,295)
Principal collections on investments	-	34,990	254,789
Joint ventures and equity investments	-	(1,750)	(58,911)
Acquisition of real estate, net of cash acquired of $4,108, $0, and $0	(461,963)	(283,148)	(27,125)
Acquisition of Gramercy Europe Asset Management, net of cash acquired of $97 , $0, and $0	(3,658)	-	-
Restricted cash for tenant improvements	(326)	-	-
Proceeds from repayments of servicing advances receivable	7,428	5,953	-
Proceeds from loan syndications	-	-	15,300
Investment in commercial mortgage-backed securities	-	-	(535)
Change in restricted cash from investing activities	-	-	7,887
Deferred investment costs	-	-	1,159
Net cash provided by (used for) investing activities	(471,174)	(216,092)	248,288
Financing Activities:
Repayment of collateralized debt obligations	-	(85,912)	(282,548)
Proceeds from sale of common stock	627,183	45,532	2,555
Proceeds from unsecured term loan	200,000	-	-
Proceeds from unsecured credit facility	75,000	-	-
Proceeds from secured credit facility	23,000	45,000	-
Repayment of unsecured credit facility	(75,000)	-	-
Repayment of secured credit facility	(68,000)	-	-
Proceeds from issuance of exchangeable senior notes	115,000	-	-
Proceeds from mortgage notes payables	-	67,255	-
Offering costs	(28,381)	-	-
Payment of deferred financing costs	(8,457)	(3,546)	-
Repayment of mortgage notes payable	(205,392)	(771)	-
Proceeds from issuance of Series B shares	87,500	-	-
Issuance costs for Series B shares	(3,004)	-	-
Redemption of Series A shares	(89,279)	-	-
Preferred stock dividends paid	(43,814)	-	-
Common stock dividends paid	(10,792)	-	-
Proceeds from sale of repurchased bonds	-	34,364	-
Proceeds from exercise of stock options and employee purchase under the employee share purchase plan	118	-	-
Distribution to noncontrolling interest holders	(86)	(250)	-
Change in restricted cash from financing activities	(425)	22,948	(26,901)
Net cash provided by (used for) financing activities	595,171	124,620	(306,894)
Net increase (decrease) in cash and cash equivalents	156,784	(62,069)	(58,323)
Decrease in cash and cash equivalents related to foreign currency translation	(48)	-	-
Cash and cash equivalents at beginning of period	43,333	105,402	163,725
Cash and cash equivalents at end of period	$200,069	$43,333	$105,402
Non-cash activity:
Land acquired for consideration of a note payable	$-	$4,839	$-
Consolidation of real estate investments - joint venture and equity investment interests	$106,294	$-	$-
Real estate acquired for units of noncontrolling interests in the operating partnership	$22,670	$-	$-
Fair value adjustment to noncontrolling interest in the operating partnership	$2,636	$-	$-
Debt assumed in acquisition of real estate	$45,607	$53,889	$-
Common stock issued for acquisition of Gramercy Europe Asset Management	$652	$-	$-
Supplemental cash flow disclosures:
Interest paid	$12,096	$17,902	$67,110
Income taxes paid	$1,565	$9,237	$5,624

The accompanying notes are an integral part of these financial statements.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

1. Business and Organization

Gramercy Property Trust Inc., or the Company, is a leading global investor and asset manager of commercial real estate. Gramercy specializes in acquiring and managing single-tenant, net leased industrial and office properties. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe. Gramercy is organized as a Real Estate Investment Trust, or REIT.

Gramercy earns revenues primarily through three sources. The Company earns rental revenues on properties that it owns directly or in joint ventures in the United States, asset management revenues on properties owned by third parties in both the United States and Europe and pro-rata rental revenues on its investment in the Gramercy European Property Fund.

As of December 31, 2014, the Company owns, either directly or in a joint venture or equity investment, a portfolio of 132 industrial and office properties with 99% occupancy. Tenants include Bank of America, N.A., Adesa Texas, Inc., AMCOR Rigid Plastics USA, Inc., EF Transit, Inc., Office Depot, Inc. and others. As of that date, the Company’s asset management business, which operates under the name Gramercy Asset Management, manages for third-parties approximately $1,100,000 of commercial real estate assets.

During the year ended December 31, 2014, the Company acquired 100 properties aggregating 8,999,805 square feet in 28 separate transactions for a total purchase price of approximately $834,269, including the acquisition of the remaining 50% equity interest in the Bank of America Portfolio joint venture, a portfolio of 67 properties across the United States as described further in Note 4 and Note 5.

In December 2014, the Company, along with several investment partners, formed a private real estate investment fund to target single-tenant industrial, office and specialty retail assets throughout Europe, or the Gramercy European Property Fund. The equity investors, including the Company, have collectively committed $426,455 (€352,500) in equity capital, comprised of an initial commitment of $305,475 (€252,500), including $60,490 (€50,000) from the Company and $244,985 (€202,500) from its equity investment partners, plus an additional $120,980 (€100,000) from certain equity investment partners, not including the Company, after the first $305,475 (€252,500) has been invested.

Concurrently with the formation of the Gramercy European Property Fund, the Company also acquired ThreadGreen Europe Limited, a United Kingdom based property investment and asset management platform, which the Company subsequently renamed Gramercy Europe Asset Management, for $3,755 and the issuance of 96,535 shares of the Company’s common stock, valued at $652 as of the date of closing.

The Company has elected to be taxed as REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and generally will not be subject to U.S. federal income taxes to the extent it distributes its taxable income, if any, to its stockholders. The Company has in the past established, and may in the future establish taxable REIT subsidiaries, or TRSs, to effect various taxable transactions. Those TRSs would incur U.S. federal, state and local taxes on the taxable income from their activities.

Substantially all of the Company’s assets are held by, and its operations are conducted through its operating partnership, GPT Property Trust LP, or the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Company’s Operating Partnership conducts its commercial real estate investment business through various wholly-owned entities and its third-party asset management business primarily through a wholly-owned TRS. As of December 31, 2014, noncontrolling investors held, in the aggregate, a 1.23% limited partnership interest in the Operating Partnership. These interests are referred to as the noncontrolling interests in the Operating Partnership. See Note 14, "Noncontrolling Interest," for more information on the Company’s noncontrolling interests.

On March 15, 2013, the Company disposed of its Gramercy Finance segment and exited the commercial real estate finance business. The disposal was completed pursuant a purchase and sale agreement to transfer the collateral management and subspecial servicing agreements for the Company’s three Collateralized Debt Obligations, CDO 2005-1, CDO 2006-1 and CDO 2007-1, or the CDOs, to CWCapital Investments LLC or CWCapital for $6,291, in

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

cash after expenses. The Company retained its non-investment grade subordinate bonds, preferred shares and ordinary shares, or the Retained CDO Bonds, which may provide the Company with the potential to recoup additional proceeds over the remaining life of the CDOs based upon resolution of underlying assets within the CDOs. However, there is no guarantee that the Company will realize any proceeds from the Retained CDO Bonds, or what the timing of these proceeds may be. In addition, the Company expects to receive additional cash proceeds for past CDO servicing advances including accrued interest at the prime rate of 3.25%, when specific assets within the CDOs are liquidated. On March 15, 2013, the Company deconsolidated the assets and liabilities of Gramercy Finance from the Company’s Consolidated Financial Statements and recognized a gain on the disposal of $389,140 within discontinued operations. For a further discussion regarding the disposal of the Gramercy Finance segment see Note 3, “Dispositions and Assets Held for Sale.”

2. Significant Accounting Policies

Reclassification

Certain prior year balances have been reclassified to conform with the current year presentation for assets classified as discontinued operations. Certain reclassifications were made to the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss) and footnote disclosures for all periods presented to reflect held for sale and discontinued operations as of December 31, 2014.

Principles of Consolidation

The Consolidated Financial Statements include the Company’s accounts and those of the Company’s subsidiaries which are wholly-owned or controlled by the Company, or entities which are variable interest entities, or VIEs, in which the Company is the primary beneficiary. The primary beneficiary is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns. The Company has evaluated its investments for potential classification as variable interests by evaluating the sufficiency of each entity’s equity investment at risk to absorb losses.

Entities which the Company does not control and are considered VIEs, but where the Company is not the primary beneficiary, are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated. The equity interests of other limited partners in the Operating Partnership are reflected as noncontrolling interest.

Real Estate Investments

The Company records acquired real estate investments as business combinations when the real estate is occupied, at least in part, at acquisition. Costs directly related to the acquisition of such investments are expensed as incurred. The Company allocates the purchase price of real estate to land, building, improvements and intangibles, such as the value of above- and below-market leases, and origination costs associated with the in-place leases at the acquisition date. The values of the above- and below-market leases are amortized and recorded as either an increase, in the case of below-market leases, or a decrease, in the case of above-market leases, to rental revenue over the remaining term of the associated lease. The values associated with in-place leases are amortized to depreciation and amortization expense over the remaining term of the associated lease.

The Company assesses the fair value of the leases at acquisition based upon estimated cash flow projections that utilize appropriate discount and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property. To the extent acquired leases contain fixed rate renewal options that are below-market and determined to be material, the Company amortizes such below-market lease value into rental revenue over the renewal period. Additionally, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase at the time of acquisition.

Acquired real estate investments involving sale-leasebacks that have newly-originated leases are recorded as asset acquisitions and accordingly, transaction costs incurred in connection with the acquisition are capitalized.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Acquired real estate investments which are under construction are considered build-to-suit transactions and other acquired real estate investments that do not meet the definition of a business combination are recorded at cost. In build-to-suit transactions, the Company engages a developer to construct a property or provide funds to a tenant to develop a property. The Company capitalizes the funds provided to the developer/tenant and real estate taxes, if applicable, during the construction period.

Certain improvements are capitalized when they are determined to increase the useful life of the building. Depreciation is computed using the straight-line method over the shorter of the estimated useful life at acquisition of the capitalized item or 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests. Maintenance and repair expenditures are charged to expense as incurred.

In leasing space, the Company may provide funding to the lessee through a tenant allowance. In accounting for tenant allowances, the Company determines whether the allowance represents funding for the construction of leasehold improvements and evaluates the ownership of such improvements. If the Company is considered the owner of the leasehold improvements, the Company capitalizes the amount of the tenant allowance and depreciates it over the shorter of the useful life of the leasehold improvements or the lease term. If the tenant allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Company is not considered the owner of the improvements for accounting purposes, the allowance is considered to be a lease incentive and is recognized over the lease term as a reduction of rental revenue. Factors considered during this evaluation usually include (i) who holds legal title to the improvements, (ii) evidentiary requirements concerning the spending of the tenant allowance, and (iii) other controlling rights provided by the lease agreement (e.g. unilateral control of the tenant space during the build-out process). Determination of the accounting for a tenant allowance is made on a case-by-case basis, considering the facts and circumstances of the individual tenant lease.

The Company also reviews the recoverability of the property’s carrying value when circumstances indicate a possible impairment of the value of a property. The review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as changes in strategy resulting in an increased or decreased holding period, expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If management determines impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used and for assets held for sale, an impairment loss is recorded to the extent that the carrying value exceeds the fair value less estimated cost of disposal. These assessments are recorded as an impairment loss in the Consolidated Statements of Operations in the period the determination is made. The estimated fair value of the asset becomes its new cost basis. For a depreciable long-lived asset to be held and used, the new cost basis will be depreciated or amortized over the remaining useful life of that asset.

Joint Ventures and Equity Investments

The Company accounts for joint ventures and equity investments under the equity method of accounting since it exercises significant influence, but does not unilaterally control the entities, and is not considered to be the primary beneficiary. In joint ventures and equity investments, the rights of the other investors are protective and participating. Unless the Company is determined to be the primary beneficiary, these rights preclude it from consolidating the investments. The investments are recorded initially at cost as joint venture and equity investments, as applicable, and subsequently are adjusted for equity interest in net income (loss) and cash contributions and distributions. The amount of the investments on the Consolidated Balance Sheets is evaluated for impairment at each reporting period. None of the joint venture or equity investment debt is recourse to the Company. Carrying values of the Company’s joint venture and equity investments are $0 and $39,385 at December 31, 2014 and December 31, 2013, respectively.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Restricted Cash

The Company has restricted cash of $1,244 and $179 at December 31, 2014 and December 31, 2013, respectively, which primarily consists of reserves for certain capital improvements, leasing, interest and real estate tax and insurance payments as required by certain mortgage loan obligations.

Variable Interest Entities

The Company has one consolidated VIE as of December 31, 2014 and no consolidated VIEs as of December 31, 2013. The Company has four unconsolidated VIEs as of December 31, 2014 and three unconsolidated VIEs as of December 31, 2013. The following is a summary of the Company’s involvement with consolidated VIEs and unconsolidated VIEs as of December 31, 2014:

	Company	Company	Face value of	Face value of
	carrying	carrying	of assets held	of liabilities issued
	value-assets	value-liabilities	by the VIEs	by the VIEs
Assets
Consolidated VIEs
Gramercy Europe Asset Management (European Fund Manager)	$-	$-	$-	$-
Unconsolidated VIEs
Gramercy Europe Asset Management (European Fund Carry Co.)	$-	$-	$-	$-
Retained CDO Bonds	$4,293	$-	$1,691,854	$1,547,693

The following is a summary of the Company’s involvement with VIEs as of December 31, 2013:

	Company	Company	Face value of	Face value of
	carrying	carrying	of assets held	of liabilities issued
	value-assets	value-liabilities	by the VIEs	by the VIEs
Assets
Unconsolidated VIEs
Retained CDO Bonds	$6,762	$-	$2,156,218	$1,948,901

Consolidated VIEs

Gramercy Europe Asset Management (European Fund Manager)

In connection with the Company’s December 2014 investment in the Gramercy European Property Fund, the Company acquired equity interests in the entity, hereinafter European Fund Manager, which provides investment and asset management services to Gramercy European Property Fund. The Company has determined that European Fund Manager is a VIE, as the equity holders of that entity do not have controlling financial interests and the obligation to absorb losses. As Gramercy Europe Asset Management, through an investment advisory agreement with the VIE, controls the activities that most significantly affect the economic outcome of European Fund Manager, the Company has concluded that it is that entity’s primary beneficiary and has consolidated the VIE.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

       As of December 31, 2014, European Fund Manager has no assets or liabilities. European Fund Manager is expected to generate net cash inflows for the Company in the form of management fees in the future, however, if the VIE’s cash inflows are not sufficient to cover its obligations, the Company may provide financial support for the VIE.

Collateralized Debt Obligations

On March 15, 2013, as a result of the disposal of the Gramercy Finance segment as more fully described in Note 1, the Company deconsolidated three VIEs, which represented the three CDOs that the Company previously managed as part of its Finance business. The Company was the collateral manager of the three CDOs and in its capacity as collateral manager the Company made decisions related to the collateral that most significantly impacted the economic outcome of the CDOs, which was the basis upon which the Company concluded that it was the primary beneficiary of the CDOs as of December 31, 2012. In connection with the disposal of Gramercy Finance, the Company transferred the collateral management and sub-special servicing agreements for its three CDOs to CWCapital, thereby removing the Company as the collateral manager and its ability to make any and all decisions related to the collateral, including those that would most significantly impact the economic outcome of the CDOs. As of March 15, 2013, the Company had no continuing involvement with the collateral to the CDOs, and as a result, the Company determined that it was no longer the primary beneficiary of the CDOs, and therefore deconsolidated the CDOs.

The Company has retained its subordinate debt and equity ownership, or the Retained CDO Bonds, in the CDOs, which were previously eliminated in consolidation and were not sold as part of the disposal of Gramercy Finance. The Retained CDO Bonds may provide the potential for the Company to receive continuing cash flows in the future, however, there is no guarantee that the Company will realize any proceeds from the Retained CDO Bonds, or what the timing of these proceeds might be. These interests have been recognized at fair value as the Retained CDO Bonds on the Consolidated Balance Sheets. For further discussion of the measurement of fair value of the Retained CDO Bonds see Note 10.

Unconsolidated VIEs

Gramercy Europe Asset Management (European Fund Carry Co.)

        In connection with the Company’s December 2014 investment in the Gramercy European Property Fund, the Company acquired equity interests in the entity, hereinafter European Fund Carry Co., entitled to receive certain preferential distributions, if any, made from time-to-time by Gramercy European Property Fund. The Company has determined that European Fund Carry Co. is a VIE, as the equity holders of that entity do not have controlling financial interests and the obligation to absorb losses.  Decisions that most significantly affect the economic performance of European Fund Carry Co. are decided by a majority vote of that VIE’s shareholders. As such, the Company does not have a controlling financial interest in the VIE and has accounted for it as an equity investment.

        As of December 31, 2014, European Fund Carry Co. has no assets or liabilities.

 Investment in Retained CDO Bonds

As further discussed above, on March 15, 2013, the Company recognized an asset in Retained CDO Bonds in connection with the disposal of the Gramercy Finance segment. The Company is not obligated to provide any financial support to these CDOs. The Company’s maximum exposure to loss is limited to its interest in the Retained CDO Bonds and the Company does not control the activities that most significantly impact the VIEs’ economic performance.

Assets Held for Sale

As of December 31, 2014 and December 31, 2013, the Company had no assets classified as held for sale.

Real estate investments to be disposed of are reported at the lower of carrying amount or estimated fair value, less costs to sell. The Company recorded impairment charges of $0, $0, and $35,043 during the years ended December 31, 2014, 2013 and 2012, respectively, related to real estate investments within discontinued operations.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Tenant and Other Receivables

Tenant and other receivables are derived from management fees, rental revenue and tenant reimbursements.

Management fees, including incentive management fees, are recognized as earned in accordance with the terms of the management agreements. The management agreements may contain provisions for fees related to dispositions, administration of the assets including fees related to accounting, valuation and legal services, and management of capital improvements or projects on the underlying assets.

Rental revenue is recorded on a straight-line basis over the initial term of the lease. Since many leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that will only be received if the tenant makes all rent payments required through the expiration of the initial term of the lease. Tenant and other receivables also include receivables related to tenant reimbursements for common area maintenance expenses and certain other recoverable expenses that are recognized as revenue in the period in which the related expenses are incurred.

Tenant and other receivables are recorded net of the allowances for doubtful accounts, which as of December 31, 2014 and December 31, 2013 were $188 and $449, respectively. The Company continually reviews receivables related to rent, tenant reimbursements, and management fees, including incentive fees, and determines collectability by taking into consideration the tenant or asset management clients’ payment history, the financial condition of the tenant or asset management client, business conditions in the industry in which the tenant or asset management client operates and economic conditions in the area in which the property or asset management client is located. In the event that the collectability of a receivable is in doubt, the Company increases the allowance for doubtful accounts or records a direct write-off of the receivable.

Intangible Assets and Liabilities

The Company follows the acquisition method of accounting for business combinations. The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings and improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analyses and other methods. Identifiable intangible assets include amounts allocated to acquired leases for above- and below-market lease rates and the value of in-place leases. Management also considers information obtained about each property as a result of its pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets and liabilities acquired.

Above-market and below-market lease values for properties acquired are recorded based on the present value of the difference between the contractual amount to be paid pursuant to each in-place lease and management’s estimate of the fair market lease rate for each such in-place lease, measured over a period equal to the remaining non-cancelable term of the lease. The present value calculation utilizes a discount rate that reflects the risks associated with the leases acquired. The above-market lease values are amortized as a reduction of rental revenue over the remaining non-cancelable terms of the respective leases. The below-market lease values are amortized as an increase to rental revenue over the initial term of the respective leases. If a tenant terminates its lease prior to its contractual expiration and no future rental payments will be received, any unamortized balance of the market lease intangibles will be written off to rental revenue.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered by management in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the anticipated lease-up period. Management also estimates costs to execute similar leases including leasing commissions and other related expenses. The value of in-place leases is amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases. In no event does the amortization period for intangible assets exceed the remaining depreciable

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

life of the building. If a tenant terminates its lease prior to its contractual expiration and no future rental payments will be received, any unamortized balance of the in-place lease intangible would be written off to depreciation and amortization expense.

Above-market and below-market ground rent intangibles are recorded for properties acquired in which the Company is the lessee pursuant to a ground lease assumed at acquisition. The above-market and below-market ground rent intangibles are recorded based on the present value of the difference between the contractual amount to be paid pursuant to each in-place ground lease and management’s estimate of the fair market lease rate for each such in-place ground lease, measured over a period equal to the remaining non-cancelable term of the lease. The present value calculation utilizes a discount rate that reflects the risks associated with the ground leases assumed. The above-market ground lease values are amortized as a reduction of rent expense over the remaining non-cancelable terms of the respective leases. The below-market ground lease values are amortized as an increase to rent expense over the initial term of the respective leases. If the Company terminates its lease prior to its contractual expiration and no future rent payments will be paid, any unamortized balance of the market lease intangibles will be written off to rent expense.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Intangible assets and acquired lease obligations consist of the following:

	December 31, 2014	December 31, 2013
Intangible assets:
In-place leases, net of accumulated amortization of $13,581 and $1,318	$181,426	$32,773
Above-market leases, net of accumulated amortization of $1,520 and $278	14,380	8,187
Below-market ground rent, net of accumulated amortization of $67 and $0	4,425	-
Total intangible assets	$200,231	$40,960
Intangible liabilities:
Below-market leases, net of accumulated amortization of $3,932 and $300	$51,853	$6,077
Above-market ground rent, net of accumulated amortization of $29 and $0	1,973	-
Total intangible liabilities	$53,826	$6,077

The following table provides the weighted-average amortization period as of December 31, 2014 for intangible assets and liabilities and the projected amortization expense for the next five years.

	Weighted-
	Average
	Amortization
	Period	2015	2016	2017	2018	2019
In-place leases	9.1	$23,047	$23,034	$22,192	$21,838	$20,124
Total to be included in depreciation and amortization expense		$23,047	$23,034	$22,192	$21,838	$20,124

Above-market lease assets	10.6	$1,578	$1,564	$1,555	$1,554	$1,346
Below-market lease liabilities	9.5	(5,867)	(5,867)	(5,863)	(5,808)	(5,732)

Total to be included in rental revenue		$(4,289)	$(4,303)	$(4,308)	$(4,254)	$(4,386)

Below-market ground rent	38.5	$119	$119	$119	$119	$119
Above-market ground rent	38.9	(51)	(51)	(51)	(51)	(51)

Total to be included in property operating expense		$68	$68	$68	$68	$68

The Company recorded $12,263, $1,291 and $80 of amortization of intangible assets as part of depreciation and amortization, including $0, $3 and $50 within discontinued operations for the years ended December 2014, 2013, and 2012, respectively. The Company recorded $2,390, $(64), and $188 of amortization of intangible assets and liabilities as an increase (decrease) to rental revenue, including $0, $(34) and $196 within discontinued operations for the years ended December 2014, 2013, and 2012, respectively. The Company recorded $38, $0, and $0 of amortization of ground rent intangible assets and liabilities as an increase to other property operating expense, none of which was in discontinued operations for the years ended December 2014, 2013, and 2012, respectively.

Goodwill

Goodwill represents the fair value of the synergies expected to be achieved upon consummation of a business combination and is measured as the excess of consideration transferred over the net assets acquired at acquisition date. The Company recognized goodwill of $3,887 related to the acquisition. The carrying value of goodwill is adjusted each reporting period for the effect of foreign currency translation adjustments. The carrying value of

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

goodwill at December 31, 2014 is $3,840. The Company’s goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company takes a qualitative approach to consider whether an impairment of goodwill exists prior to quantitatively determining the fair value of the reporting unit in step one of the impairment test. The Company did not record any impairment on its goodwill during 2014.

Deferred Costs

Deferred costs consist of deferred financing costs, deferred acquisition costs, and deferred leasing costs. Deferred costs are presented net of accumulated amortization.

The Company’s deferred financing costs are comprised of various costs associated with the Company’s financing arrangements. These costs include commitment fees, issuance costs, and legal and other third-party costs associated with obtaining financing, as well as fees related to loans assumed as part of real estate acquisitions. Deferred financing costs are amortized over the terms of the respective agreements and the amortization is reflected as interest expense. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

The Company’s deferred acquisition costs consist primarily of lease inducement fees paid to secure acquisitions and are amortized on a straight-line basis over the related lease term.

The Company’s deferred leasing costs include direct costs, such as lease commissions, incurred to initiate and renew operating leases and are amortized on a straight-line basis over the related lease term.

Other Assets

The Company makes payments for certain expenses such as insurance and property taxes in advance of the period in which it receives the benefit. These payments are classified as other assets and amortized over the respective period of benefit relating to the contractual arrangement. Other assets also includes deposits related to pending acquisitions and financing arrangements, as required by a seller or lender, respectively. Costs prepaid in connection with securing financing for a property are reclassified into deferred financing costs at the time the transaction is completed.

The Company capitalizes its costs of software purchased for internal use and once the software is placed into service, the costs are amortized into expense on a straight-line basis over the assets' estimated useful life, which is generally three years. During the years ended December 31, 2014 and 2013, the Company had $948 and $705 of unamortized computer software costs, respectively. The Company recorded amortization expense of $486, $0, and $0 on capitalized software costs during the years ended December 31, 2014, 2013 and 2012.

The following table provides the weighted-average amortization period as of December 31, 2014 for capitalized software and the projected amortization expense for the next five years.

	Weighted-
	Average
	Amortization
	Period	2015	2016	2017	2018	2019
Capitalized software costs	1.9	$491	$454	$3	$-	$-
Total to be included in depreciation and amortization expense		$491	$454	$3	$-	$-

Contracts assumed by the Company pursuant to a business combination, such as asset or property management contracts, are recorded at fair value at the time of acquisition. The Company determines the fair value of the contract intangible using a discounted cash flow analysis that considers the future cash flows projected from the contract as well as the term of the contract and any renewal or termination provisions. The present value calculation utilizes a

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

discount rate that reflects the risks associated with the contract acquired. The value of the contract intangible is amortized on a straight-line basis over the expected remaining useful term of the contract. If the contract is terminated prior to its contractual expiration and no future payments will be received, any unamortized balance of the contract intangible would be written off to depreciation and amortization expense. For the years ended December 31, 2014 and 2013, the Company had $480 and $0 of unamortized contract intangible assets, respectively. The Company recorded no amortization expense on contract intangible assets during the years ended December 31, 2014, 2013 or 2012. Contract intangibles are recorded in other assets on the Company’s Consolidated Balance Sheets.

The following table provides the weighted-average amortization periods as of December 31, 2014 for contract intangible assets and the projected amortization expense for the next five years.

	Weighted-
	Average
	Amortization
	Period	2015	2016	2017	2018	2019
Contract intangible asset	3.5	$137	$137	$137	$69	$-
Total to be included in depreciation and amortization expense		$137	$137	$137	$69	$-

Servicing Advances Receivable

Servicing advances receivable is comprised of the accrual for the reimbursement of servicing advances recognized as part of the disposal of Gramercy Finance in March 2013. The accrual for reimbursement of servicing advances incurred while the Company was the collateral manager of the CDOs includes expenses such as legal fees incurred to negotiate modifications and foreclosures on loan investments, professional fees incurred on certain loans, or fees for services such as appraisals obtained on real estate properties that served as collateral for loan investments. These reimbursement proceeds will be realized when the related assets within the CDOs are liquidated in accordance with the terms of the collateral management and sub-special servicing agreements, which were sold in connection with the disposal of Gramercy Finance. The Company has no control over the timing of the resolution of the related assets, however, the Company earns accrued interest at the prime rate for the time that these reimbursements are outstanding. For the years ended December 31, 2014 and December 31, 2013, the Company received reimbursements of $7,428 and $6,055, respectively. As of December 31, 2014 and December 31, 2013, the servicing advances receivable is $1,485 and $8,758, respectively.

The Company reviews the servicing advances receivable on a quarterly basis and determines collectability by reviewing the expected resolution and timing of the underlying assets of the CDOs. As of December 31, 2014, the Company has reviewed the outstanding servicing advances and has determined that all amounts are collectible.

Retained CDO Bonds

The Retained CDO Bonds are non-investment grade subordinate bonds, preferred shares and ordinary shares of three CDOs, which the Company recognized at fair value and retained in March 2013 subsequent to the disposal of Gramercy Finance. Management estimated the timing and amount of cash flows expected to be collected and recognized an investment in the Retained CDO Bonds equal to the net present value of these discounted cash flows. There is no guarantee that the Company will realize any proceeds from this investment, or what the timing of investment income will be for the expected remaining life of the Retained CDO Bonds. The Company considers these investments to be not of high credit quality and does not expect a full recovery of interest and principal. Therefore, the Company has suspended interest income accruals on these investments. On a quarterly basis, the Company evaluates the Retained CDO Bonds to determine whether significant changes in estimated cash flows or unrealized losses on these investments, if any, reflect a decline in value which is other-than-temporary. If there is a decrease in estimated cash flows and the investment is in an unrealized loss position, the Company will record an other-than-temporary impairment in the Consolidated Statements of Operations. To determine the component of the other-than-temporary impairment related to expected credit losses, the Company compares the amortized cost basis

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

of the Retained CDO Bonds to the present value of the revised expected cash flows, discounted using the pre-impairment yield. Conversely, if the security is in an unrealized gain position and there is a decrease or significant increase in expected cash flows, the Company will prospectively adjust the yield using the effective yield method.

For the years ended December 31, 2014 and December 31, 2013, the Company recognized other-than-temporary impairment, or OTTI, of $4,816 and $2,002, respectively, on its Retained CDO Bonds. The Company’s Retained CDO Bonds have been in an unrealized loss position for more than twelve months. A summary of the Company’s Retained CDO Bonds as of December 31, 2014 is as follows:

Description	Number of Securities	Face Value	Amortized Cost	Gross Unrealized Gain (Loss)	Other-than-temporary impairment	Fair Value	Weighted Average Expected Life
Available for Sale, Non-investment Grade:
Retained CDO Bonds	9	$365,399	$4,759	$(466)	$(4,816)	$4,293	4.8 years
Total	9	$365,399	$4,759	$(466)	$(4,816)	$4,293	4.8 years

The following table summarizes the activity related to credit losses on the Retained CDO Bonds for the year ended December 31, 2014:

Balance as of December 31, 2013 of credit losses on Retained CDO Bonds for which a portion of an OTTI was recognized in other comprehensive income	$2,002
Additions to credit losses:
On Retained CDO Bonds for which an OTTI was not previously recognized	-
On Retained CDO Bonds for which an OTTI was previously recognized and a portion of an OTTI was recognized in other comprehensive income	4,816
On Retained CDO Bonds for which an OTTI was previously recognized without any portion of OTTI recognized in other comprehensive income	-
Reduction for credit losses:	-
On Retained CDO Bonds for which no OTTI was recognized in other comprehensive income at current measurement date	-
On Retained CDO Bonds sold during the period	-
On Retained CDO Bonds charged off during the period	-
For increases in cash flows expected to be collected that are recognized over the remaining life of the Retained CDO Bonds	-
Balance as of December 31, 2014 of credit losses on Retained CDO Bonds for which a portion of an OTTI was recognized in other comprehensive income	$6,818

Valuation of Financial Instruments

At December 31, 2014 and December 31, 2013, the Company measured financial instruments, including Retained CDO Bonds and derivative instruments on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or an exit price.

ASC 820-10, “Fair Value Measurements and Disclosures,” among other things, establishes a hierarchical disclosure framework associated with the level of pricing observability utilized in measuring financial instruments at fair value. The level of pricing observability generally correlates to the degree of judgment utilized in measuring the fair value of financial instruments. The three broad levels defined are as follows:

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Level I — This level is comprised of financial instruments that have quoted prices that are available in liquid markets for identical assets or liabilities.

Level II — This level is comprised of financial instruments for which quoted prices are available but which are traded less frequently and instruments that are measured at fair value using management’s judgment, where the inputs into the determination of fair value can be directly observed.

Level III — This level is comprised of financial instruments that have little to no pricing observability as of the reported date. These financial instruments do not have active markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment and assumptions. Instruments that are generally in this category include derivatives.

For a further discussion regarding the measurement of financial instruments see Note 10, “Fair Value of Financial Instruments.”

Revenue Recognition

Real Estate Investments

Rental revenue from leases on real estate investments is recognized on a straight-line basis over the term of the lease, regardless of when payments are contractually due. The excess of rental revenue recognized over the amounts contractually due according to the underlying leases are included in deferred revenue on the Consolidated Balance Sheets. The Company begins recognition of rental revenue from leases on properties that are under construction at the time of acquisition upon completion of construction of the leased asset and delivery of the leased asset to the tenant.

The Company’s lease agreements with tenants also generally contain provisions that require tenants to reimburse the Company for real estate taxes, insurance costs, common area maintenance costs, and other property-related expenses. Under lease arrangements in which the Company is the primary obligor for these expenses, such amounts are recognized as both revenues and operating expenses for the Company. Under lease arrangements in which the tenant pays these expenses directly, such amounts are not included in revenues or expenses. These reimbursement amounts are recognized in the period in which the related expenses are incurred.

Investment income consists primarily of income accretion on the Company’s Retained CDO Bonds, which are measured at fair value on a quarterly basis using a discounted cash flow model. Other income includes interest income on servicing advances and interest income earned and reimbursed related to deposits the Company makes for real estate acquisitions. Interest income on servicing advances is recognized as it is earned and interest income on deposits made for pending acquisitions is recognized when the transaction closes.

The Company recognizes sales of real estate properties only upon closing. Payments received from purchasers prior to closing are recorded as deposits. Profit on real estate sold is recognized using the full accrual method upon closing when the collectability of the sale price is reasonably assured and the Company is not obligated to perform significant activities after the sale. Profit may be deferred in whole or part until the sale meets the requirements of profit recognition on sale of real estate.

Asset Management Business

The Company’s asset and property management agreements may contain provisions for fees related to dispositions, administration of the assets including fees related to accounting, valuation and legal services, and management of capital improvements or projects on the underlying assets. The Company recognizes revenue for fees pursuant to its management agreements in the period in which they are earned. Management fees received prior to the date earned are included in deferred revenue on the Consolidated Balance Sheets.

Certain of the Company’s asset management contracts include provisions that may allow it to earn additional fees, generally described as incentive fees or profit participation interests, based on the achievement of a targeted valuation of the managed assets or the achievement of a certain internal rate of return on the managed assets. The Company recognizes incentive fees on its asset management contracts based upon the amount that would be due pursuant to the contract, if the contract were terminated at the reporting date. If the contact may be terminated at

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

will, revenue will only be recognized to the amount that would be due pursuant to that termination. If the incentive fee is a fixed amount, only a proportionate share of revenue is recognized at the reporting date, with the remaining fees recognized on a straight-line basis over the measurement period. The values of incentive management fees are periodically evaluated by management.

The Original Management Agreement with KBS Acquisition Sub, LLC, or KBSAS, a wholly-owned subsidiary of KBS Real Estate Investment Trust, Inc., or KBS REIT, was extended through execution of an Amended and Restated Asset Management Services Agreement, or the Management Agreement, effective as of December 1, 2013, and provides for a base management fee of $7,500 per year, payable monthly, plus the reimbursement of certain administrative and property related expenses. The Management Agreement is effective through December 31, 2016 with a one-year extension option through December 31, 2017, exercisable by KBSAS, and also provides incentive fees in the form of profit participation ranging from 10% – 30% of profits earned on sales.

The Original Management Agreement, which was in effect through December 1, 2013, provided a base management fee of $9,000 per year, payable monthly, plus the reimbursement of all property related expenses paid, and an incentive fee, or the Threshold Value Profits Participation, in an amount equal to the greater of: (a) $3,500 or (b) 10% of the amount, if any, by which the portfolio equity value exceeds $375,000. The Threshold Value Profits Participation was capped at a maximum of $12,000.

In the second quarter of 2013, after consideration of the termination provisions of the agreement and the sales of real estate assets made to date, the Company recognized incentive fees of $5,700 related to the Original Management Agreement and, following the signing of the Management Agreement, KBSAS paid $12,000 to the Company in satisfaction of the Company’s profit participation interest under the Original Management Agreement.

In December 2014, the Company assumed a Property and Asset Management Agreement, or the Gramercy Europe Asset Management Agreement, in connection with the acquisition of ThreadGreen Europe Limited, which the Company subsequently renamed Gramercy Europe Asset Management. Pursuant to the Gramercy Europe Management Agreement, Gramercy Europe Asset Management will provide property, asset management and advisory services to a portfolio of single-tenant industrial and office assets located in Germany, Finland, and Switzerland. In connection with the formation of the Gramercy European Property Fund with several investment partners, the Company also established a management company, which has a management contract with Gramercy European Property Fund for the provision of property and asset management services to the Gramercy European Property Fund.

For the years ended December 31, 2014, 2013 and 2012, the Company recognized incentive fees of $1,136, $10,223 and $1,277, respectively.

Rent Expense

Rent expense is recognized on a straight-line basis regardless of when payments are due. Accounts payable and accrued expenses in the accompanying Consolidated Balance Sheets as of December 31, 2014 and 2013 includes an accrual for rental expense recognized in excess of amounts due at that time. Rent expense related to leasehold interests is included in property operating expenses, and rent expense related to office rentals is included in management, general and administrative expense and property management expense.

Stock-Based Compensation Plans

The Company has stock-based compensation plans, described more fully in Note 12.

The Company accounts for stock-based awards using the fair value recognition provisions. Awards of stock or restricted stock are expensed as compensation over the benefit period and may require inputs that are highly subjective and require significant management judgment and analysis to develop. The Company assumes a forfeiture rate which impacts the amount of aggregate compensation cost recognized. In accordance with the provisions of the Company’s stock-based compensation plans, the Company accepts the return of shares of the Company's common stock, at the current quoted market price to satisfy minimum statutory tax-withholding requirements related to shares that vested during the period. The Company also grants awards pursuant to its stock-based compensation plans in the form of LTIP units, which are a class of limited partnership interests in the Company’s Operating Partnership.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

As of December 31, 2014, 2013, and 2012, the Company had 702,926, 678,784 and 1,383,388 weighted-average unvested restricted shares outstanding, respectively.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of a stock option award. This model requires inputs such as expected term, expected volatility, and risk-free interest rate. These inputs are highly subjective and generally require significant analysis and judgment to develop. Compensation cost for stock options, if any, is recognized ratably over the vesting period of the award. The Company’s policy is to grant options with an exercise price equal to the quoted closing market price of its stock on the business day preceding the grant date.

The fair value of each stock option granted is estimated on the date of grant for options issued to employees, and quarterly awards to non-employees, using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 2014 and 2013.

	2014	2013
Dividend yield	2.50%	5.50%
Expected life of option	5.0 years	5.0 years
Risk-free interest rate	1.81%	0.72%
Expected stock price volatility	41.00%	53.00%

Foreign Currency

The Company’s Gramercy Europe Asset Management operates an asset and property management business in the United Kingdom and has commitments to invest in Gramercy European Property Fund, which will invest in assets throughout Europe.

Translation

The Company has interests in the European Union and United Kingdom for which the functional currency is the euro and the British pound sterling, respectively. The Company performs the translation from the euro or the British pound sterling to the U.S. dollar for assets and liabilities using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate during the period. The Company reports the gains and losses resulting from such translation as a component of other comprehensive income (loss). The Company recorded a net translation loss of $48 for the year ended December 31, 2014. These translation gains and losses are reclassified to earnings when the Company has substantially exited from all investments in the related currency.

Transaction Gains or Losses

A transaction gain or loss realized upon settlement of a foreign currency transaction will be included in earnings for the period in which the transaction is settled. Foreign currency intercompany transactions that are scheduled for settlement are included in the determination of net income.

Intercompany foreign currency transactions of a long term nature that do not have a planned or foreseeable future settlement date, in which the entities to the transactions are consolidated or accounted for by the equity method in the Company’s financial statements, are not included in net income but are reported as a component of other comprehensive income (loss).

Net realized gains or (losses) are recognized on foreign currency transactions in connection with the transfer of cash from or to foreign operations of subsidiaries or equity investments to the parent company. For the years ended December 31, 2014, 2013 and 2012, the Company recognized net realized foreign currency transaction losses of ($16), $0, and $0 on such transactions.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Derivative Instruments

In the normal course of business, the Company is exposed to the effect of interest rate changes and limits these risks by following established risk management policies and procedures including the use of derivatives. The Company uses a variety of derivative instruments to manage, or hedge, interest rate risk. The Company requires that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. The Company uses a variety of commonly used derivative products that are considered “plain vanilla” derivatives. These derivatives typically include interest rate swaps, caps, collars and floors. The Company expressly prohibits the use of unconventional derivative instruments and using derivative instruments for trading or speculative purposes. Further, the Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

The Company may from time to time use derivative instruments in connection with the private placement of equity. In October 2013, the Company entered into contingent value rights agreements, or CVR Agreements, with the share purchasers. Pursuant to each CVR Agreement, the Company issued to each purchaser the number of contingent value rights, or CVRs, equal to the number of common stock purchased. The CVRs were not designated as hedge instruments. The CVRs did not qualify, nor did the Company intend for these instruments to qualify, as hedging instruments. On March 25, 2014, the CVR Agreements expired with no value.

In March 2014, the Company issued 3.75% unsecured exchangeable senior notes, or the Exchangeable Senior Notes, which are exchangeable, under certain circumstances, for cash, for shares of the Company’s common stock or for a combination of cash and shares of the Company’s common stock, in accordance with the terms of the Exchangeable Senior Notes, as described in Note 6. The embedded exchange option value of the Exchangeable Senior Notes was originally recorded as a derivative at March 31, 2014, however, pursuant to NYSE share-settlement limitations, the exchange option was revalued as of June 26, 2014, when the appropriate shareholder approvals were obtained for share-settlement, and the exchange option value was recorded as additional paid-in-capital. The exchange option does not qualify, nor did the Company intend for it to qualify, as a hedging instrument.

The Company recognizes all derivatives on the Consolidated Balance Sheets at fair value. To determine the fair value of derivative instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option-pricing models, replacement cost and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. Derivative accounting may increase or decrease reported net income and stockholders’ equity prospectively, depending on future levels of the London Interbank Offered Rate, or LIBOR, swap spreads and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on cash flows, provided the contract is carried through to full term.

All hedges held by the Company as of December 31, 2014 are deemed effective based upon the hedging objectives established by the Company’s corporate policy governing interest rate risk management. The effect of the Company’s derivative instruments on its financial statements is discussed more fully in Note 11.

Income Taxes

The Company elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code, beginning with its taxable year ended December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

taxable income, to stockholders. As a REIT, the Company generally will not be subject to U.S. federal income tax on taxable income that the Company distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to U.S. federal income taxes on taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distributions to stockholders. However, the Company believes that it will be organized and will operate in such a manner as to qualify for treatment as a REIT and the Company intends to operate in the foreseeable future in such a manner so that it will qualify as a REIT for U.S. federal income tax purposes. The Company is subject to certain state and local taxes. The Company’s TRSs are subject to federal, state and local taxes.

For the years ended December 31, 2014, 2013 and 2012, the Company recorded $809, $8,908, and $3,330 of income tax expense, including $0, $2,515, and $0 within discontinued operations, respectively. Tax expense for each year is comprised of federal, state and local taxes. Income taxes, primarily related to the Company’s TRSs, are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if the Company believes it is more likely than not that all or a portion of a deferred tax asset will not be realized. Any increase or decrease in a valuation allowance is included in the tax provision when such a change occurs.

The Company’s policy for interest and penalties, if any, on material uncertain tax positions recognized in the financial statements is to classify these as interest expense and operating expense, respectively. As of December 31, 2014, 2013 and 2012, the Company did not incur any material interest or penalties.

Earnings Per Share

The Company presents both basic and diluted earnings per share, or EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. The Company has adopted the two-class computation method, and thus includes all participating securities in the computation of basic shares for the periods in which the Company has net income available to common shareholders. A participating security is defined as an unvested share-based payment award containing non-forfeitable rights to dividends regardless of whether or not the awards ultimately vest or expire. As the Company has the intent and ability to settle the debt component of the Exchangeable Senior Notes in cash and the excess conversion premium in shares, the Company only includes the effect of the excess conversion premium in the calculation of diluted shares. Net losses are not allocated to participating securities unless the holder has a contractual obligation to share in the losses. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, as long as their inclusion would not be anti-dilutive.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash investments, debt investments and accounts receivable. The Company places its cash investments in excess of insured amounts with high quality financial institutions. Prior to the disposal of Gramercy Finance in March 2013, the Company had also performed ongoing analysis of credit risk concentrations in its loan and other lending investment portfolio by evaluating exposure to various markets, underlying property types, investment structure, term, sponsors, tenants and other credit metrics.

Concentrations of credit risk also arise when a number of the Company’s tenants or asset management clients are engaged in similar business activities or are subject to similar economic risks or conditions that could cause their inability to meet contractual obligations to the Company. The Company regularly monitors its portfolio to assess potential concentrations of credit risk. Management believes the current credit risk portfolio is reasonably well

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

diversified. One asset management client, KBS, accounted for 78%, 73% and 100% of the Company’s management fee income for the years ended December 31, 2014, 2013 and 2012, respectively. One tenant accounted for 29%, 24% and 45% of the Company’s rental revenue for the years ended December 31, 2014, 2013, and 2012 respectively. Additionally, for the year ended December 31, 2014, there were two states, Florida and Texas, that each accounted for 10% or more of the Company’s rental revenue.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which revises the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have, or will have, a major effect on an entity's operations and financial results, removing the lack of continuing involvement criteria and requiring discontinued operations reporting for the disposal of an equity method investment that meets the definition of discontinued operations. This guidance also requires expanded disclosures for discontinued operations, including disclosure of pretax profit or loss of an individually significant component of an entity that does not qualify for discontinued operations reporting. The update is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014 with early adoption permitted in certain circumstances. The Company has elected early adoption, and its adoption is not expected to have a material effect on the Company’s Consolidated Financial Statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which creates a new Topic ASC 606, Revenue from Contracts with Customers. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing and uncertainty of revenue that is recognized. The update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is not permitted, thus the Company will appropriately adopt and apply the guidance retrospectively for its fiscal year ended December 31, 2017 and the interim periods within that year.

In June 2014, the FASB issued ASU 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. It applies to entities that grant employees share-based payments in which the terms of the award provide that a performance target affecting vesting could be achieved after the requisite service period, which is the case when employees may retire or otherwise terminate employment prior to the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. Pursuant to the guidance, entities should apply existing guidance in ASC 718, Compensation – Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. This update is effective for annual and interim periods beginning after December 15, 2015 with early adoption permitted. The Company has not elected early adoption, and this adoption is not expected to have a material effect on the Company’s Consolidated Financial Statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures as needed based on the evaluation. It provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures provided by organizations in the financial statement footnotes. The update applies to all companies and not-for-profit organizations and becomes effective in the annual period ending after December 15, 2016, with early application permitted. The Company has elected early

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

adoption for the annual period ended December 31, 2015, and this adoption is not expected to have a material effect on the Company’s Consolidated Financial Statements.

In November 2014, the FASB issued ASU 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The ASU clarifies how to interpret current U.S. GAAP in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The update applies to all companies and becomes effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015, with early application permitted. The Company has not elected early adoption, and its adoption is not expected to have a material effect on the Company’s Consolidated Financial Statements.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, which amends the current consolidation guidance, including introducing a separate consolidation analysis specific to limited partnerships and other similar entities. Under this analysis, limited partnerships and other similar entities will be considered a VIE unless the limited partners hold substantive kick-out rights or participating rights. The guidance is effective for annual and interim periods beginning after December 15, 2015, with early adoption permitted. The Company has not elected early adoption and is currently evaluating the new guidance to determine the impact it may have on its Consolidated Financial Statements.

3. Dispositions and Assets Held for Sale

The Company did not classify any assets as held for sale as of December 31, 2014 or December 31, 2013.

The following operating results for Gramercy Finance and the assets previously sold for the years ended December 31, 2014, 2013 and 2012 are included in discontinued operations for all periods presented:

	Year Ended December 31,
	2014	2013	2012
Operating Results:
Revenues	$368	$33,352	$162,059
Operating expenses	(267)	(4,063)	(54,747)
Marketing, general and administrative (1)	(625)	(6,524)	(18,508)
Interest expense	-	(14,654)	(88,159)
Depreciation and amortization	-	(15)	(967)
Loans held for sale and CMBS OTTI	-	(7,641)	(171,079)
Provision for loan losses	-	-	7,838
Expense reimbursements (2)	-	5,406	-
Equity in net income from joint venture	-	(804)	(5,611)
Net income (loss) from operations	(524)	5,057	(169,174)
Loss on sale of joint venture interests to a director related entity	-	1,317	-
Net gains from disposals	-	389,140	15,967
Provision for taxes	-	(2,515)	-
Net income (loss) from discontinued operations	$(524)	$392,999	$(153,207)
(1)

Accrual for the Transfer Tax Assessments on the Company’s sale of a 45% joint venture interest in the leased fee of the 2 Herald Square property is included in management, general, and administrative in 2013. For more information see Note 15.

(2)

In the first quarter of 2013, the Company received reimbursements for enforcement costs of $5,406 incurred on the behalf of a pari-passu lender for one loan held by the CDOs, which the Company incurred in prior years. The Company fully reserved for these costs when incurred due to the uncertainty of recovery.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Discontinued operations have not been segregated in the Consolidated Statements of Cash Flows. The table below presents additional relevant information pertaining to results of discontinued operations for the years ended December 31, 2014, 2013 and 2012, including depreciation, amortization, capital expenditures, and significant operating and investing noncash items:

	Year Ended December 31,
	2014	2013	2012
Depreciation expense	$-	$15	$967
Amortization expense	-	(8,505)	(21,387)
Capital expenditures	-	-	-
Significant operating noncash items	-	(382,637)	182,794
Significant investing noncash items	-	-	-
Total	$-	$(391,127)	$162,374

Gramercy Finance Segment

On March 15, 2013, the Company disposed of Gramercy Finance and exited the commercial real estate finance business, as discussed more fully in Note 1. The Company reclassified the results of operations of Gramercy Finance in discontinued operations for the years ended December 31, 2014, 2013 and 2012. In 2013, the Company recognized a gain of $389,140 in discontinued operations related to the disposal. The gain was calculated based upon the difference between the proceeds received of $6,291, after expenses, the fair value of the Retained CDO Bonds of $8,492, the accrual for the reimbursement of past servicing advances paid plus accrued interest of $14,529 and the net difference of the carrying value of the liabilities and the assets of Gramercy Finance of ($421,911) as of the date of disposal, March 15, 2013.

The basis of the assets and liabilities of Gramercy Finance were derecognized as follows:

-

Loans and other lending investments were derecognized at the lower of cost or market value as of the date of disposal. The fair value of the loans was measured by an internally developed model which considered the price that a third-party would pay to assume the loans and other lending investments at the disposal date;

-

Commercial mortgage-backed securities, or CMBS, investments were derecognized at fair value as of the date of disposal. For CMBS investments in an unrealized loss position, the Company recognized an other-than-temporary impairment equal to the entire difference between the investment’s amortized cost basis and its fair value at the date of disposal which is included in net income from discontinued operations. For CMBS investments in an unrealized gain position as of the date of disposal, the Company recorded the unrealized gains as a component of accumulated other comprehensive income (loss) in stockholders’ equity;

-	Derivative instruments were derecognized at fair value as of March 15, 2013. The derivatives were not terminated, but instead were transferred with the CDOs; and,
-	The non-recourse CDOs were derecognized at carrying value, which represents the full amount of outstanding liabilities issued by the CDO trusts.

For a further discussion regarding the measurement of financial instruments see Note 10.

The Company recognized other assets and other receivables retained in the disposal of Gramercy Finance and previously eliminated in consolidation as follows:

-

Retained CDO Bonds were recognized at the present value of cash flows expected to be collected, which is based upon management’s assumptions and judgments regarding the resolution of the underlying assets; and,

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

-

The accrual for reimbursement of past servicing advances is based upon actual expenses incurred by the Company plus accrued interest at the prime rate for the time from which the expenses were incurred through March 15, 2013.

Loan Investments

At December 31, 2012, the Company classified substantially all of its loan investments as held for sale and recorded an impairment of $882 for the year ended December 31, 2012 to adjust the carrying value of seven loans to the lower of cost or market value. The fair value of the loans was measured by an internally developed model which considered the price that a third-party would pay to assume the loan at December 31, 2012.

Available for Sale CMBS Investments

In connection with the disposal of Gramercy Finance, CMBS investments were classified as held for sale as of December 31, 2012. As of December 31, 2012, due to the expected disposal of Gramercy Finance at that reporting date, the Company recognized an other-than-temporary impairment of $128,087 for all CMBS investments in an unrealized loss position because it could no longer express the intent to hold its CMBS until maturity. On the date of disposal, March 15, 2013, the Company marked all CMBS to fair value and then recognized an other-than-temporary impairment of $84,690 for all CMBS in an unrealized loss position equal to the entire difference between the amortized cost basis and the fair value, before deconsolidating the Company’s portfolio of CMBS. The Company recorded the unrealized gain portion of CMBS equal to the excess of the fair value over the amortized cost as a component of accumulated other comprehensive income (loss) in stockholders’ equity (deficit) before deconsolidation.

Real Estate Investments

As of December 31, 2012, the Company designated real estate investments held for sale in connection with the disposal of Gramercy Finance and recorded impairment charges of $26,298 for the year ended December 31, 2012 to adjust the carrying value to the lower of cost or market. The impairment is calculated by comparing the results of the company’s marketing efforts and unsolicited purchase offers to the carrying value of the respective property. These real estate investments were disposed of in connection with the disposal of Gramercy Finance on March 15, 2013.

Restricted cash

As of December 31, 2012, restricted cash classified as held for sale in connection with the disposal of Gramercy Finance and disposed of on March 15, 2013, consisted of $61,305 on deposit with the trustee of the Company’s CDOs.

Deferred costs

As of December 31, 2012, deferred financing costs of $6,401 related to the CDOs were classified as held for sale in connection with the disposal of Gramercy Finance and were disposed of on March 15, 2013.

Investments in Joint Ventures

As of December 31, 2012, the Company had two joint ventures that were classified as held for sale, the Southern California office portfolio and the Las Vegas Hotel, related to the Gramercy Finance segment. The joint ventures are further described below.

Southern California Office Portfolio — In September 2012, the Company, an affiliate of SL Green and several other unrelated parties recapitalized a portfolio of office buildings located in Southern California, or the Southern California Office Portfolio, through the contribution of an existing preferred equity investment to a newly formed joint venture. As of December 31, 2012, the Company’s 10.6% interest in the joint venture had a carrying value of $7,215 and was classified as held for sale in connection with the classification of Gramercy Finance as held for sale. For the year ended December 31, 2012, the Company recorded its pro rata share of net losses on the joint venture of $3,222, within discontinued operations. In January 2013, the Company sold the 10.6% interest in a joint venture of

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

the Southern California Office Portfolio to an affiliate of SL Green for proceeds of $8,275 and recorded a gain on disposition to a director related entity of $1,317.

Las Vegas Hotel — In December 2012, the Company acquired via a deed-in-lieu of foreclosure, a 30% interest through a TRS in the Las Vegas Hotel, a hotel and casino, located in Las Vegas, Nevada. As of December 31, 2012, the joint venture had a carrying value of $52,029 and was classified as held for sale in connection with the classification of Gramercy Finance as held for sale. For the year ended December 31, 2012, the Company recorded its pro rata share of net losses on the joint venture of $2,388, within discontinued operations. The Las Vegas Hotel was classified as held for sale at December 31, 2012 in connection with the disposal of Gramercy Finance and was disposed of on March 15, 2013.

Real Estate Dispositions

During the years ended December 31, 2014 and 2013, the Company did not sell any properties. During the year ended December 31, 2012, the Company sold 21 properties. The sales transactions generated net proceeds of $77,413 and resulted in gains totaling $15,967 for the year ended December 31, 2012 within discontinued operations.

The Company separately classifies properties held for sale in the Consolidated Balance Sheets and Consolidated Statements of Operations. In the normal course of business the Company identifies non-strategic assets for sale. Changes in the market may compel the Company to decide to classify a property held for sale or classify a property that was designated as held for sale back to held for investment. During the years ended December 31, 2014 and 2013, the Company did not reclassify any properties previously identified as held for sale to held for investment.

In December 2013, the Company entered into an agreement with a noncontrolling interest related to a sold property to dissolve a legal entity resulting in a gain to the Company of $611.

4. Acquisitions

Gramercy Europe Asset Management

On December 19, 2014, the Company acquired ThreadGreen Europe Limited, a United Kingdom based property and asset management platform, which the Company subsequently renamed Gramercy Europe Asset Management, for $3,755 and the issuance of 96,535 shares of the Company’s common stock, valued at $652 as of the date of closing. As part of the acquisition, the Company assumed the Gramercy Europe Asset Management Agreement, pursuant to which Gramercy Europe Asset Management will provide property, asset management and advisory services to an existing portfolio of single-tenant industrial and office assets located in Germany, Finland and Switzerland.  Gramercy Europe Asset Management will also receive property, asset management and advisory services to the Gramercy European Property Fund, as described further in Note 5, “Joint Ventures and Equity Investments.” The Company accounted for the acquisition utilizing the acquisition method of accounting for business combinations. The Company recognized assets of $902, liabilities of $398, and goodwill of $3,887 related to the acquisition on its Consolidated Balance Sheet, as well as a $16 realized foreign currency transaction loss related to the acquisition on its Consolidated Statement of Operations. Goodwill represents the fair value of the synergies expected to be achieved upon consummation of a business combination and is measured as the excess of consideration transferred over the net assets acquired at acquisition date.

Bank of America Portfolio

On June 9, 2014, the Company acquired the remaining 50% equity interest in the Bank of America Portfolio joint venture. The Bank of America Portfolio represents the 67 properties located across the United States totaling approximately 3,055,000 rentable square feet which was 97% leased to Bank of America, N.A. under a master lease with expiration dates through 2023, and in which the Company owned a 50% joint venture interest until it acquired the remaining 50% equity interest in June 2014. The Company accounted for the acquisition of the remaining joint venture interest utilizing the acquisition method of accounting for business combinations. The Company valued its share of the joint venture at $106,294 based upon the purchase price of Garrison Investment Group’s 50% equity

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

interest and recognized a gain on remeasurement of a previously held equity investment of $72,345 on the Company’s Consolidated Statement of Operations.

The Company is currently analyzing the fair value of the assets liabilities of the Bank of America Portfolio; and accordingly, the purchase price allocations are preliminary and subject to change. The following table shows the preliminary purchase price allocation:

June 9, 2014
Assets acquired:
Real estate assets	$363,380
Cash	4,108
Accounts receivable	9,999
Intangible assets	75,847
Other assets	3,777
Total assets acquired	457,111
Liabilities assumed:
Accrued expenses	1,614
Deferred Revenue	5,012
Intangible liabilities	43,841
Other liabilities	7,000
Total liabilities assumed	57,467
Total consideration paid	$399,644

Properties

During the year ended December 31, 2014, the Company’s property acquisitions are summarized as follows:

					Weighted-
					average
	Number of	Number of	Square	Purchase	Remaining
Property Type	Properties	Buildings	Feet	Price	Lease Term (1)
Industrial (2)	24	25	5,297,891	$ 302,349	7.64
Office/banking center (3)	72	73	3,669,168	494,620	8.59
Specialty asset	4	5	32,469	37,300	7.38
Total	100	103	8,999,528	$ 834,269	8.03
(1)	Weighted-average lease term is based upon the remaining non-cancelable lease term as of December 31, 2014. The weighted-average calculation is based upon total rentable square footage.
(2)

The Company assumed mortgages on four of its acquisitions of industrial properties in 2014. The gross value of the mortgages assumed at acquisition was $45,607. Refer to Note 6 for more information on the Company’s debt obligations related to acquisitions.

(3)

Includes the 67 properties that comprise the Bank of America Portfolio, which the Company acquired through its acquisition of the remaining 50% equity interest of the Bank of America Portfolio joint venture on June 9, 2014. Prior to the acquisition, the Company accounted for its prior 50% equity interest in the Bank of America Portfolio as a joint venture.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

During the year ended December 31, 2013, the Company’s property acquisitions are summarized as follows:

					Weighted-
					average
	Number of	Number of	Square	Purchase	Remaining
Property Type	Properties	Buildings	Feet	Price	Lease Term (1)
Industrial (2), (3)	23	25	3,683,184	$ 261,416	11.14
Office/banking center	3	3	48,709	7,120	8.45
Specialty asset (3)	3	7	255,738	72,250	13.87
Total	29	35	3,987,631	$ 340,786	11.28
(1)	Weighted-average lease term is based upon the remaining non-cancelable lease term as of December 31, 2013. The weighted-average calculation is based upon total rentable square footage.
(2)

Industrial properties includes a build-to-suit property located in Hialeah Gardens, Florida, which represents a commitment to construct an approximately 118,000 square foot cold storage facility which will be 100% leased for an initial term of 25 years when completed. Rent for the facility commenced on June 1, 2014 and it was placed in service during June 2014. The Company acquired the land for the property with a $4,990 zero-coupon mortgage note payable to the seller. The construction has been fully funded as of December 31, 2014.

(3)

The Company assumed mortgages on two of its acquisitions of industrial properties in 2013. The gross value of the mortgages assumed at acquisition was $48,899. Refer to Note 6 for more information on the Company’s debt obligations related to acquisitions.

The Company analyzed the fair value of the leases and real estate assets of its 29 property investments acquired in 2013; and, accordingly, the purchase price allocation is finalized. The current allocation of the assets includes $315,130 of net real estate assets, $51,528 of intangible assets and $7,494 of intangible liabilities.

The Company is currently analyzing the fair value of the lease and real estate assets of its 100 property investments acquired in 2014; and accordingly, the purchase price allocation is preliminary and subject to change. The initial recording of the assets included $726,511 of net real estate assets, $159,443 of intangible assets and $49,830 of intangible liabilities.

During the year ended December 31, 2014, the Company finalized the purchase price allocations for 22 properties acquired in the year ended December 31, 2013. The Company had performed a preliminary analysis of the purchase price allocation for these properties at the time of acquisition and had allocated $248,977 to real estate assets, $27,550 to intangible assets, and $2,236 to intangible liabilities. The finalized purchase price allocations are based on third-party appraisals and additional information about facts and circumstances that existed at the acquisition date. As a result of the finalized purchase price allocations, the Company reduced real estate assets by $11,478, increased intangible assets by $13,242, and increased intangible liabilities by $1,764. These adjustments resulted in a decrease to net income of $2,561 to record adjustments to depreciation and amortization on the Consolidated Statements of Operations for the year ended December 31, 2014.

The Company recorded revenues and net income for the year ended December 31, 2014 of $12,403 and $3,647, respectively, related to its 33 individual real estate acquisitions during the year. The Company recorded revenues and net income for the year ended December 31, 2014 of $34,031 and $5,225 respectively, related to the Bank of America Portfolio acquired on June 9, 2014. The Company recorded revenues and net income for the year ended December 31, 2013 of $10,724 and $1,525, respectively, related to the 29 acquisitions during the year.

The Company classifies its properties into one of the following categories based on the characteristics of the property and the following definitions of classifications:

(1)	Office/Banking Center — A commercial property utilized for professional activities. Examples include generic office properties, call centers, retail bank branches or operation centers.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

(2)	Industrial — A commercial property used for general industrial activities such as production, manufacturing, assembly, warehousing, storage, distribution, and truck terminals.
(3)

Specialty Asset — An improved land site that allows a tenant to perform functions directly related to its overall business. Specialty assets currently owned by Gramercy include an auto auction site, a rental car maintenance facility, a bus depot, an auto rental site, and three auto salvage sites.

Pro Forma

The following table summarizes, on an unaudited pro forma basis, the Company’s combined results of operations for the years ended December 31, 2014, 2013 and 2012 as though the acquisitions closed during the years ended December 31, 2014, 2013 and 2012 were completed on January 1, 2012. The supplemental pro forma operating data is not necessarily indicative of what the actual results of operations would have been assuming the transaction had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods.

	2014 (1)	2013	2012
Pro forma revenues	$165,340	$171,655	$163,943
Pro forma net income (loss) available to common stockholders	$(3,153)	$396,940	$(156,924)
Pro forma income (loss) per common share-basic	$(0.03)	$6.38	$(3.02)
Pro forma income (loss) per common share-diluted	$(0.03)	$6.17	$(3.02)
Pro forma common shares-basic	103,850,324	62,179,631	51,976,462
Pro forma common share-diluted	103,850,324	64,299,008	51,976,462

 (1) The Company adjusted its pro forma net income for the year ended December 31, 2014 for the $72,345 gain on remeasurement of a previously held joint venture that was recorded in the second quarter of 2014 because it was directly related to the Company’s acquisition of the remaining 50% equity interest in the Bank of America Portfolio joint venture.

5. Joint Ventures and Equity Investments

Bank of America Portfolio

The Company owned a 50% interest in the Bank of America Portfolio joint venture until June 9, 2014, when it acquired the remaining 50% equity interest from Garrison Investment Group. On the date that the Company acquired the remaining 50% equity interest, the Bank of America Portfolio included 67 properties located across the United States totaling approximately 3,055,000 rentable square feet and was 97% leased to Bank of America, N.A., under a master lease with expiration dates through 2023, with total portfolio occupancy of approximately 98%. The portfolio’s $200,000 floating rate, interest-only mortgage note, was paid off at the time of the Company’s acquisition of the remaining 50% interest. During the years ended December 31, 2014, 2013 and 2012, the Joint Venture sold eight,  38, and two properties for net proceeds of $7,682,  $43,284, and $143,408, respectively. In May 2013, the joint venture sold a defeased mortgage and the corresponding pool of pledged treasury securities, and recorded a loss of $4,577.

As of December 31, 2014 and December 31, 2013, the Company’s investment in the Bank of America Portfolio joint venture had a carrying value of $0 and $39,385, respectively. During the years ended December 31, 2014, 2013 and 2012, the Company recorded its pro rata share of net income (loss) of the joint venture of $1,546,  ($5,874), and ($3,020), respectively. During the years ended December 31, 2014, 2013 and 2012, the Company received distributions of $6,800,  $29,215, and $0 from the joint venture, respectively. The joint venture’s purchase price allocation was finalized as of December 31, 2013 and included $460,012 of net real estate assets, $58,172 of intangible assets and $50,963 of intangible liabilities.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Philips Building

The Company owns a 25% interest in the equity owner of a fee interest in 200 Franklin Square Drive, a 200,000 square foot building located in Somerset, New Jersey which is 100% net leased to Philips Holdings, USA Inc., a wholly-owned subsidiary of Royal Philips Electronics through December 2021. The property is financed by a $41,000 fixed rate mortgage note with an anticipated repayment date in 2015. As of December 31, 2014 and December 31, 2013, the investment has a carrying value of $0. The Company recorded its pro rata share of net income of the joint venture of $413,  $212 and $115 for the years ended December 31, 2014, 2013 and 2012, respectively. During the years ended December 31, 2014, 2013, and 2012 the Company received distributions of $413,  $413, and $392 from the joint venture, respectively.

Gramercy European Property Fund

In December 2014, the Company, along with several equity investment partners, formed Gramercy European Property Fund, a private real estate investment fund, which will target single-tenant industrial, office and specialty retail assets throughout Europe. The equity investors, including the Company, have collectively committed approximately $426,455 (€352,500) in equity capital comprised of an initial commitment of approximately $305,475 (€252,500), including $60,490 (€50,000) from the Company and $244,985 (€202,500) from its equity investment partners, plus an additional $120,980 (€100,000) from certain equity investment partners, not including the Company, after the first $303,870 (€250,000) has been invested.  As of December 31, 2014, the Company had not contributed any capital nor received any distributions from Gramercy European Property Fund. As of December 31, 2014 the investment had a carrying value of $0, and the Company did not record any net income related to its investment from the date of acquisition on December 19, 2014 through December 31, 2014.

The Consolidated Balance Sheets for the Company’s joint ventures and equity investments at December 31, 2014 and 2013 are as follows:

	2014 (1)	2013
Assets:
Real estate assets, net	$46,575	$305,798
Other assets	15,225	100,560
Total assets	$61,800	$406,358
Liabilities and members' equity:
Mortgages payable	$41,000	$241,000
Other liabilities	16,602	84,608
Members' equity	4,198	80,750
Liabilities and members' equity	$61,800	$406,358

 (1)   The Consolidated Balance Sheet as of December 31, 2014 represents the Company’s interests in the Philips joint venture and the Gramercy European Property Fund, whereas the Consolidated Balance Sheet as of December 31, 2013 represents the Company’s interests in the Philips joint venture and the Bank of America Portfolio joint venture because the Bank of America Portfolio was consolidated into the Company’s Consolidated Balance subsequent to the Company’s acquisition of the remaining 50% equity interest in the Bank of America Portfolio on June 9, 2014. The Gramercy European Property Fund commenced in December 2014 and does not have any balance sheet contribution as of December 31, 2014.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

The Consolidated Statements of Operations for the joint ventures and equity investments for the years ended December 31, 2014, 2013 and 2012 or partial period for acquisitions or dispositions which closed during these periods, are as follows:

	2014 (1)	2013	2012
Revenues	$32,648	$71,839	$8,431
Operating expenses	14,204	37,459	6,551
Interest	6,130	18,328	4,136
Depreciation	8,671	18,469	2,290
Total expenses	29,005	74,256	12,977
Net income (loss) from operations	3,643	(2,417)	(4,546)
Net loss on disposals	(215)	(9,046)	-
Provision for taxes	(41)	-	-
Net income (loss)	$3,387	$(11,463)	$(4,546)
Company's equity in net income (loss) within continuing operations	$1,959	$(5,662)	$(2,904)
Company's equity in net loss within discontinued operations	$-	$(804)	$(5,611)

 (1)   The results of operations for the year ended December 31, 2014 includes the Bank of America joint venture’s results for the period January 1, 2014 through June 9, 2014. Subsequent to the Company’s acquisition of the remaining 50% equity interest in the Bank of America Portfolio, the results of operations for the Bank of America Portfolio are consolidated into the Company’s Consolidated Statements of Operations.

6. Debt Obligations

Secured Debt

Certain real estate assets are subject to mortgage liens. The following is a summary of the Company’s secured financing arrangements as of December 31, 2014:

	Encumbered Properties	Balance	Interest Rate	Weighted-average Effective Interest Rate	Weighted-average Maturity
Fixed-rate mortgages	10	$142,279	3.28% to 7.46%	5.41%	October 2016 to June 2029
Variable-rate mortgages (1)	1	15,782	1 Month LIBOR + 2.10%	2.26%	December 2020
Total secured financings	11	$158,061
Above market interest		3,581
Balance at December, 31, 2014	11	$161,642

(1) This mortgage is hedged by an interest rate swap which has a maturity date of December 2020. Refer to Note 11 for further information on hedging and the Company’s derivative instruments.

Mortgage Loans

Certain real estate assets are subject to mortgage loans. During 2014, the Company assumed $45,607 of non-recourse mortgages in connection with four real estate acquisitions. During 2013, the Company assumed $48,899 of non-recourse mortgages in connection with two real estate acquisitions. During 2013, the Company also entered into

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

a total of $72,245 non-recourse mortgage loans, secured by five properties, with a weighted average fixed-rate of 4.83% and a weighted-average floating rate of LIBOR + 2.10%.

Secured Credit Facility

On September 4, 2013, the Company entered into a Credit and Guaranty Agreement, with Deutsche Bank Securities, Inc., as lead arranger and bookrunner, and Deutsche Bank AG New York Branch, as administrative agent, for a $100,000 senior secured revolving credit facility, which Credit and Guaranty Agreement was amended and restated on September 24, 2013, or the Secured Credit Facility. The Company exercised the $50,000 accordion feature in February 2014, which increased its borrowing capacity to $150,000. The maturity date of the revolving credit facility was September 2015, with one 12-month extension option exercisable by the Company, subject, among other things, to there being an absence of an event of default under the Secured Credit Facility and to the payment of an extension fee. The Secured Credit Facility was guaranteed by Gramercy Property Trust Inc. and certain subsidiaries and was secured by first priority mortgages on designated properties, or the Borrowing Base. Outstanding borrowings under the Secured Credit Facility were limited to the lesser of (i) the sum of the $100,000 revolving commitment and the maximum $50,000 commitment increase available or (ii) 60.0% of the value of the Borrowing Base. Interest on advances made on the Secured Credit Facility, were incurred at a floating rate based upon, at the Company’s option, either (i) LIBOR plus the applicable LIBOR margin, or (ii) the applicable base rate which is the greater of the Prime Rate, 0.50% above the Federal Funds Rate, or 30-day LIBOR plus 1.00%. The applicable LIBOR margin ranged from 1.90% to 2.75%, depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross assets. As of December 31, 2013, there were borrowings of $45,000 outstanding under the Secured Credit Facility and 18 properties in the Borrowing Base. On June 9, 2014, the Company terminated the Secured Credit Facility and concurrently replaced it with an unsecured credit facility, as discussed below. The Company recorded a net loss on the early extinguishment of debt of $1,925 for the year ended December 31, 2014 in connection with the unamortized deferred financing costs that were immediately expensed upon termination.

Unsecured Debt

On June 9, 2014, the Company entered into a Revolving Credit and Term Loan Agreement with lead arrangers JP Morgan Chase Bank, N.A, administrative agent, and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as syndication agent, for a $400,000 unsecured credit facility, consisting of a $200,000 senior term loan, or the Term Loan, and a $200,000 senior revolving credit facility, or the Unsecured Credit Facility. The aggregate amount of the Term Loan and Unsecured Credit Facility may be increased to a total of up to $800,000, in the aggregate, subject to the approval of the lender and satisfaction of certain customary terms. The $200,000 Term Loan expires in June 2019 and was used to repay the existing $200,000 mortgage loan secured by the Bank of America Portfolio at the time of the Company’s acquisition of the remaining 50% equity interest in the Bank of America Portfolio joint venture. The $200,000 Unsecured Credit Facility expires in June 2018, with an option for a one-year extension, and replaces the Company’s previously existing $150,000 Secured Credit Facility, which was terminated simultaneously.

Interest on outstanding balances on the Term Loan and advances made on the Unsecured Credit Facility, is incurred at a floating rate based upon, at the Company’s option, either (i) LIBOR plus an applicable margin ranging from 1.35% to 2.05%, depending on the Company’s total leverage ratio, or (ii) the applicable base rate plus an applicable margin ranging from 0.35% to 1.05%, depending on the Company’s total leverage ratio. The applicable base rate is the greater of (x) the prime rate, (y) 0.50% above the Federal Funds Effective Rate, and (z) 30-day LIBOR plus 1.00%. The Term Loan has a borrowing rate of one-month LIBOR plus 1.60% and the Unsecured Credit Facility has a borrowing rate of one month LIBOR plus 1.65%. In connection with the Term Loan, the Company also entered into a fixed rate swap agreement with the lender, JP Morgan Chase Bank, N.A., which has been designated as an effective cash flow hedge. The combined effective fixed rate of the Term Loan is 3.42% which equals the hedge interest rate of 1.82% plus the applicable base rate of 1.60%.

The Term Loan and Unsecured Credit Facility are guaranteed by Gramercy Property Trust Inc. and certain subsidiaries. The facilities include a series of financial and other covenants that the Company must comply with in order to borrow under the facilities. The Company is in compliance with the covenants under the facilities at

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

December 31, 2014. As of December 31, 2014, there were borrowings of $200,000 outstanding under the Term Loan and no borrowings outstanding under the Unsecured Credit Facility.

Exchangeable Senior Notes

On March 18, 2014, the Company issued $115,000 of 3.75% Exchangeable Senior Notes. The Exchangeable Senior Notes are senior unsecured obligations of the Operating Partnership and are guaranteed by the Company on a senior unsecured basis. The Exchangeable Senior Notes mature on March 15, 2019, unless redeemed, repurchased or exchanged in accordance with their terms prior to such date and will be exchangeable, under certain circumstances, for cash, for shares of the Company’s common stock or for a combination of cash and shares of the Company’s common stock, at the Operating Partnership's election. The Exchangeable Senior Notes will also be exchangeable prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date, at any time beginning on December 15, 2018, and also upon the occurrence of certain events. On or after March 20, 2017, in certain circumstances, the Operating Partnership may redeem all or part of the Exchangeable Senior Notes for cash at a price equal to 100% of the principal amount of the Exchangeable Senior Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date.

The Exchangeable Senior Notes had an initial exchange rate of 161.1863 shares of the Company’s common stock per $1.0 principal amount of the Exchangeable Senior Notes, representing an exchange price of approximately $6.20 per share of the Company’s common stock. The initial exchange rate is subject to adjustment under certain circumstances. As of December 31, 2014, the Exchangeable Senior Notes have a current exchange rate of 161.5329 shares of the Company’s common stock per $1.0 principal amount of the Exchangeable Senior Notes, representing an exchange price of approximately $6.19 per share of the Company’s common stock. The fair value of the Exchangeable Senior Notes was determined at issuance to be $106,689. The discount is being amortized to interest expense over the expected life of the Exchangeable Senior Notes. As of December 31, 2014, the principal amount of the Exchangeable Senior Notes was $115,000, the unamortized discount was $7,164, and the carrying value was $107,836. As of December 31, 2014, and if Exchangeable Senior Notes were eligible for conversion, the Company could issue shares valued at $128,176 based upon the Company’s closing stock price of $6.90, which would exceed the value of the outstanding principal by $13,176.

Due to the New York Stock Exchange’s limitation on the issuance of more than 19.99% of a company’s common stock outstanding without shareholder approval for issuances above this threshold, the embedded exchange option in the Exchangeable Senior Notes did not qualify for equity classification at the time of issuance. Instead, it was accounted for as a derivative liability upon issuance. As such, the value of the Exchangeable Senior Notes’ conversion options was recorded as a derivative liability on the balance sheet upon issuance of the Exchangeable Senior Notes. On June 26, 2014, the Company obtained the appropriate shareholder approval, and reclassified the embedded exchange option at a fair value of $11,726 into additional paid-in-capital within stockholders’ equity, which is the carrying amount of the equity component as of December 31, 2014. For the year ended December 31, 2014, the Company recorded a loss on derivative of $3,415 on the Consolidated Statements of Operations.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Combined aggregate principal maturities of the Company's unsecured debt obligations, non-recourse mortgages, and Exchangeable Senior Notes, in addition to associated interest payments, as of December 31, 2014 are as follows:

	Unsecured Debt	Mortgage Notes Payable	Exchangeable Senior Notes	Interest Payments	Total
2015	$-	$3,877	$-	$19,277	$23,154
2016	-	12,441	-	19,020	31,461
2017	-	19,097	-	17,909	37,006
2018	-	31,977	-	16,318	48,295
2019	200,000	3,067	115,000	9,941	328,008
Thereafter	-	87,602	-	14,201	101,803
Below market interest	-	-	-	(3,581)	(3,581)
Total	$200,000	$158,061	$115,000	$93,085	$566,146

During the years ended December 31, 2014 and 2013, the Company capitalized $67 and $94, respectively, of interest associated with redevelopment activities.

7. Leasing Agreements

The Company’s properties are leased to tenants under operating leases with expiration dates extending through the year 2032. These leases generally contain rent increases and renewal options.

Future minimum rental revenues under non-cancelable leases excluding reimbursements for operating expenses as of December 31, 2014 are as follows:

Operating Leases
2015	$90,851
2016	92,291
2017	91,610
2018	92,212
2019	88,183
Thereafter	488,660
Total minimum lease rental income	$943,807

8. Transactions with Director Related Entities and Related Parties

The Company’s CEO, Gordon F. DuGan, is on the board of directors of the Gramercy European Property Fund and has committed approximately $1,500 (€1,250) in capital to the Gramercy European Property Fund. The two Managing Directors of Gramercy Europe Asset Management have collectively committed approximately $1,500 (€1,250) in capital to the Gramercy European Property Fund. Foreign currency commitments have been converted into U.S. dollars based on (i) the foreign exchange rate at the closing date for completed transactions and (ii) the exchange rate that prevailed on December 31, 2014, in the case of unfunded commitments.

Three of the properties the Company closed on subsequent to December 31, 2014, which comprised an aggregate 450,000 square feet and are located in Milwaukee, Wisconsin, were acquired from affiliates of KTR Capital Partners, or KTR, a private industrial real estate investment company, for which one of the Company’s directors serves as Chief Executive Officer and Chairman of the Board.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

The Chief Executive Officer of SL Green Realty Corp. (NYSE: SLG), or SL Green, was one of the Company’s directors until September 30, 2014, when he resigned. The Company did not have a disagreement with Mr. Holliday on any matter relating to its operations, policies or practices. In recognition of his service, the Company’s board of directors ratably vested 1,125 of the 1,500 shares of its common stock granted to Mr. Holliday in January 2014.

In June 2013, the Company signed a lease agreement with 521 Fifth Fee Owner LLC, an affiliate of SL Green, for new corporate office space located at 521 Fifth Avenue, 30th Floor, New York, New York. The lease commenced in September 2013, following the completion of certain improvements to the space. The lease is for approximately 6,580 square feet and expires in 2023 with rents of approximately $368 per annum for year one rising to $466 per annum in year ten. The Company paid $368 under the lease for the year ended December 31, 2014.

From May 2005 through September 2013, the Company was party to a lease agreement with SLG Graybar Sublease LLC, an affiliate of SL Green, for its previous corporate offices at 420 Lexington Avenue, New York, New York. In September 2013, concurrently with the commencement of the lease for the new corporate offices at 521 Fifth Avenue, the Company cancelled the lease for its corporate office at 420 Lexington Avenue.

9. Deferred Costs

Deferred costs at December 31, 2014 and 2013 consisted of the following:

	2014	2013
Deferred financing costs	$9,556	$3,819
Deferred acquisition costs	2,630	2,630
Deferred leasing costs	77	-
	12,263	6,449
Accumulated amortization	(1,908)	(634)
	$10,355	$5,815

The Company’s deferred financing costs primarily relate to its financing arrangements, including its Term Loan, Unsecured Credit Facility, Exchangeable Senior Notes, previous Secured Credit Facility, and mortgage notes assumed in connection with property acquisitions. These costs are amortized on a straight-line or effective interest basis to interest expense over on the contractual term of the related financing.

The Company’s deferred acquisition costs include lease inducement fees paid to secure acquisitions and are amortized on a straight-line basis over the related lease term.

The Company’s deferred leasing costs include direct costs, such as lease commissions, incurred to initiate and renew operating leases and are amortized on a straight-line basis over the related lease term.

10. Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments, whether or not recognized in the financial statements, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon the application of discount rates to estimated future cash flows based upon market yields or by using other valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, fair values are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value amounts.

In connection with the Company’s disposal of Gramercy Finance and the subsequent exit from the commercial real estate finance business, more fully described in Note 3, “Dispositions and Assets Held for Sale,” for the year ended December 31, 2012, the Company recorded impairment charges of $882 on its loan investments, CMBS

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

investments, and real estate held by the CDOs as a result of the reclassification of all loan investments and real estate held by the CDOs as held for sale and the inability to express the intent to hold impaired CMBS investments until amortized cost is recovered. In connection with the disposal of Gramercy Finance, the Company also recorded recurring and non-recurring fair value measurements as of the date of disposal for certain financial instruments before derecognition.

The following table presents the carrying value in the financial statements and approximate fair value of financial instruments at December 31, 2014 and December 31, 2013:

	December 31, 2014		December 31, 2013
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Retained CDO Bonds (1), (2)	$4,293	$4,293	$6,762	$6,762
Marketable securities (3)	$165,001	$165,001	$-	$-
Financial liabilities:
Derivative instruments	$3,189	$3,189	$187	$187
Contingent value rights (4)	$-	$-	$115	$115
Long term debt
Term Loan (2)	$200,000	$199,997	$-	$-
Unsecured Credit Facility (2)	$-	$-	$-	$-
Secured Credit Facility (2)	$-	$-	$45,000	$45,297
Mortgage notes payable (2)	$161,642	$165,907	$122,180	$123,349
Exchangeable Senior Notes (2)	$107,836	$116,064	$-	$-

(1) Retained CDO Bonds represent the CDOs’ subordinate bonds, preferred shares, and ordinary shares, which were retained subsequent to the disposal of Gramercy Finance and were previously eliminated in consolidation.

(2) Long term debt instruments are classified as Level III due to the significance of unobservable inputs which are based upon management assumptions.

(3) Marketable securities represent the Company’s investment in U.S. treasury securities, which are classified in cash and cash equivalents on the Consolidated Balance Sheet.

(4) Pursuant to the Company’s private placement of equity in October 2013, the Company entered into the CVR Agreements with purchasers of the Company’s common stock in that offering, which are discussed more fully in Note 11.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value:

Cash and cash equivalents, marketable securities, accrued interest, and accounts payable: These balances in the Consolidated Financial Statements reasonably approximate their fair values due to the short maturities of these items.

Retained CDO Bonds: Non-investment grade, subordinate CDO bonds, preferred shares and ordinary shares are presented on the Consolidated Financial Statements at fair value. The fair value is determined by an internally developed discounted cash flow model.

Derivative instruments: The Company’s derivative instruments, which are primarily comprised of interest rate caps and interest rate swap agreements, are carried at fair value in the Consolidated Financial Statements based upon third-party valuations.

Contingent value rights: The Company’s contingent value rights were presented at fair value on the Consolidated Financial Statements based upon valuation using the Black Scholes model.

Mortgage notes payable, Term Loan, Unsecured Credit Facility, and Secured Credit Facility: These instruments are presented in the Consolidated Financial Statements at amortized cost and not at fair value. The fair

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

value of each instrument is estimated by a discounted cash flows model, using discount rates that best reflect current market rates for financings with similar characteristics and credit quality.

Exchangeable Senior Notes: The Exchangeable Senior Notes are presented at amortized cost on the Consolidated Financial Statements. The fair value is determined based upon a discounted cash-flow methodology using discount rates that best reflect current market rates for instruments with similar with characteristics and credit quality.

Disclosure about fair value of financial instruments is based on pertinent information available to the Company at the reporting date. Although the Company is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for the purpose of these financial statements since December 31, 2014 and December 31, 2013, and current estimates of fair value may differ significantly from the amounts presented herein.

Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are categorized in the table below based upon the lowest level of significant input to the valuations.

At December 31, 2014	Total	Level I	Level II	Level III
Financial Assets:
Retained CDO Bonds:
Non-investment grade, subordinate CDO bonds	$4,293	$-	$-	$4,293
Marketable securities:
U.S. Treasury securities	165,001	165,001	-	-
	$169,294	$165,001	$-	$4,293

Financial Liabilities:
Derivative instruments:
Interest rate swaps	$3,189	$-	$-	$3,189
	$3,189	$-	$-	$3,189

At December 31, 2013	Total	Level I	Level II	Level III
Financial Assets:
Retained CDO Bonds:
Non-investment grade, subordinate CDO bonds	$6,762	$-	$-	$6,762
	$6,762	$-	$-	$6,762

Financial Liabilities:
Derivative instruments:
Interest rate swaps	$187	$-	$-	$187
Contingent value rights	115	-	-	115
	$302	$-	$-	$302

Derivative instruments: Interest rate swaps and caps are valued with the assistance of a third-party derivative specialist, who uses a combination of observable market-based inputs, such as interest rate curves, and unobservable inputs which require significant judgment such as the credit valuation adjustments due to the risk of non-

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

performance by both the Company and its counterparties. The fair valuation of derivative instruments is most sensitive to the credit valuation adjustment as all or a portion of the credit valuation adjustment may be reversed or otherwise adjusted in future periods in the event of changes in the credit risk of the Company or its counterparties. Fair values of the Company’s derivative instruments, such as the CVR investments, were valued using a Black-Scholes model. Fair value of the Company’s embedded exchange option is determined using a probabilistic valuation model with the assistance of third-party valuation specialists.

Total gains or (losses) from derivatives for the years ended December 31, 2014 and 2013 were ($3,002) and $9,914, respectively, in accumulated other comprehensive income (loss). On March 15, 2013, the date of disposal of Gramercy Finance, the Company reclassified the amounts out of accumulated other comprehensive income (loss) and derecognized the derivative instruments. During the year ended December 31, 2014, the Company entered into an interest rate swap agreement and did not enter into any new interest rate caps.

Retained CDO Bonds: Retained CDO Bonds are valued on a recurring basis using an internally developed discounted cash flow model. Management estimates the timing and amount of cash flows expected to be collected and applies a discount rate equal to the yield that the Company would expect to pay for similar securities with similar risks at the valuation date. Future expected cash flows generated by management require significant assumptions and judgment regarding the expected resolution of the underlying collateral, which includes loans and other lending investments, real estate investments, and CMBS. The resolution of the underlying collateral requires further management assumptions regarding capitalization rates, lease-up periods, future occupancy rates, market rental rates, holding periods, capital improvements, net property operating income, timing of workouts and recoveries, loan loss severities and other factors. The models are most sensitive to the unobservable inputs such as the timing of a loan default or property sale and the severity of loan losses. Significant increases (decreases) in any of those inputs in isolation as well as any change in the expected timing of those inputs would result in a significantly lower (higher) fair value measurement. Due to the inherent uncertainty in the determination of fair value, the Company has designated its Retained CDO Bonds as Level III.

Quantitative information regarding the valuation techniques and the range of significant unobservable Level III inputs used to determine fair value measurements on a recurring basis as of December 31, 2014 are:

	At December 31, 2014
Financial Asset or Liability	Fair Value	Valuation Technique	Unobservable Inputs	Range
Non-investment grade, subordinate CDO bonds	$4,293	Discounted cash flows	Discount rate	20.00%
Interest rate swaps	$3,189	Hypothetical derivative method	Credit borrowing spread	150 to 250 basis points

The following roll forward table reconciles the beginning and ending balances of financial assets measured at fair value on a recurring basis using Level III inputs:

Retained CDO Bonds
Balance as of December 31, 2013	$6,762
Amortization of discounts or premiums	1,595
Adjustments to fair value:
Included in other comprehensive income	752
Other-than-temporary impairments	(4,816)
Balance as of December 31, 2014	$4,293

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

The following roll forward table reconciles the beginning and ending balances of financial liabilities measured at fair value on a recurring basis using Level III inputs:

Derivative Instruments

Balance as of December 31, 2013	$302
Embedded exchange option	8,311
Transfer of embedded exchange option to stockholders' equity	(11,726)
Expiration of Contingent Value Rights	(115)
Adjustments to fair value:
Realized loss on derivative instruments	3,415
Unrealized loss on derivatives	3,002
Balance as of December 31, 2014	$3,189

Fair Value on a Non-Recurring Basis

The Company did not measure any of its financial instruments on a non-recurring basis as of December 31, 2014 or December 31, 2013.

11. Derivative Instruments

The Company recognizes all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. Derivative accounting may increase or decrease reported net income and stockholders’ equity prospectively, depending on future levels of LIBOR interest rates and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on cash flows, provided the contract is carried through to full term.

The following table summarizes the notional and fair value of the Company’s derivative financial instruments at December 31, 2014. The notional value is an indication of the extent of the Company’s involvement in this instrument at that time, but does not represent exposure to credit, interest rate or market risks:

	Benchmark	Notional	Strike	Effective	Expiration	Fair
	Rate	Value	Rate	Date	Date	Value
Assets of Non-VIEs:
Interest Rate Swap	1 mo. USD-LIBOR-BBA	$15,782	4.55%	12/19/13	12/19/20	$(620)
Interest Rate Swap	1 mo. USD-LIBOR-BBA	200,000	1.82%	09/09/14	06/09/19	(2,569)
Total derivatives		$215,782				$(3,189)

The Company is hedging exposure to variability in future interest payments on its debt facilities. At December 31, 2014, derivative instruments were reported at their fair value as a net liability of $3,189. No gain or loss was recognized with respect to hedge ineffectiveness or to amounts excluded from ineffectiveness for the years ended December 31, 2014, 2013, and 2012. At December 31, 2013, derivative instruments were reported at their fair value as a net liability of $302. Over time, the realized and unrealized gains and losses held in accumulated other

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

comprehensive income (loss) will be reclassified into earnings in the same periods in which the hedged interest payments affect earnings. During the next 12 months, the Company expects that $3,278 will be reclassified from other comprehensive income as an increase in interest expense.

12. Stockholders’ Equity (Deficit)

The Company’s authorized capital stock consists of 250,000,000 shares, $0.001 par value per share, of which the Company is authorized to issue up to 220,000,000 shares of common stock, $0.001 par value per share, 25,000,000 shares of preferred stock, $0.001 par value per share, and 5,000,000 shares of excess stock, $0.001 par value per share. As of December 31, 2014, 186,945,569 shares of common stock, 3,500,000 shares of preferred stock and no shares of excess stock were issued and outstanding, respectively.

In December 2014, the Company completed an underwritten public offering of 59,800,000 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase up to 7,800,000 additional shares of common stock. The shares of common stock were issued at a public offering price of $5.90 per share and the net proceeds from the offering were approximately $336,073, after expenses.

In May 2014, the Company completed an underwritten public offering of 46,000,000 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase up to 6,000,000 additional shares of common stock. The shares of common stock were issued at a public offering price of $4.98 per share and the net proceeds from the offering were approximately $218,224, after expenses.

In October 2013, the Company entered into a common stock purchase agreement and related joinder agreements, or the Purchase Agreement, for the issuance of 11,535,200 shares of common stock at a purchase price of $4.11 per share, raising net proceeds of $45,520, to various purchasers in a private placement. Pursuant to the Purchase Agreement, each purchaser agreed that it would not, without the prior written consent of the Company, offer, sell, contract to sell, pledge or otherwise dispose any or all of the common stock purchased until March 25, 2014, or the Lock-Up Period. During the Lock-Up Period, if the Company issued common stock or securities convertible into common stock (except for certain permitted issuances), then the purchasers would have the ability to: (1) purchase their pro rata portion of all or any part of the new issuance, and (2) elect the benefit of any different terms provided to the new investors. Pursuant to the Purchase Agreement, the Company entered into CVR Agreements with the Purchasers at the closing of the sale of common stock in the Private Placement which are discussed in more detail in Note 10. The CVR Agreements expired on March 25, 2014 with no value.

The shares of common stock sold in the Private Placement were offered and sold pursuant to an exemption from the registration requirements under Rule 506 of Regulation D promulgated under the Securities Act of 1933. The purchasers were accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. Morgan Stanley & Co. LLC acted as the placement agent in connection with the Private Placement.

The Company issued to KBS Acquisition Sub-Owner 2, LLC (i) 2,000,000 shares of common stock of the Company, par value $0.001 per share; (ii) 2,000,000 shares of Class B-1 non-voting common stock of the Company, par value $0.001 per share; and (iii) 2,000,000 shares of Class B-2 non-voting common stock of the Company, par value $0.001 per share on December 6, 2012. The shares were issued as consideration for the Company’s contribution to the joint venture with Garrison in connection with the acquisition of the Bank of America Portfolio on the same date and were valued at $2.75 which was the closing price of the Company’s common stock on the New York Stock Exchange on the day prior. Each share of the Class B-1 common stock and Class B-2 common stock will be convertible into one share of the Company’s common stock at the option of the holder at any time on or after September 5, 2013 and December 6, 2013, respectively. During 2013, all Class B-1 and Class B-2 common stock was converted into an equal amount of shares of the Company’s common stock. In December, 2013, the Company filed an articles supplementary to its charter to reclassify 2,000,000 authorized shares of Class B-1 common stock and 2,000,000 authorized shares of Class B-2 common stock into the same number of authorized but unissued shares of the Company’s common stock. The reclassification (i) increased the number of shares of common stock from 96,000,000 shares immediately prior to the reclassification to 100,000,000 shares of common stock immediately after the reclassification; (ii) decreased the number of shares classified as Class B-1 Common Stock from 2,000,000 shares immediately prior to the reclassification to no shares immediately after the reclassification; and (iii) decreased

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

the number of shares classified as Class B-2 Common Stock from 2,000,000 shares immediately prior to the reclassification to no shares immediately after the reclassification.

At-The-Market Equity Offering Program

In September 2014, the Company, along with the Operating Partnership, entered into an “at-the-market” equity offering program, or ATM Program, to issue an aggregate of up to $100,000 of the Company's common stock. During the year ended December 31, 2014, the Company sold 7,712,046 shares of its common stock through the ATM Program for aggregate gross proceeds of approximately $45,280, or $44,302 of net proceeds after related expenses. The net proceeds from these offerings were used to fund new investments and for other operating purposes. As of December 31, 2014, the Company has $54,720 available to issue under the ATM Program.

Preferred Stock

At December 31, 2014, the Company has 3,500,000 of its 7.125% Series B Preferred Stock, or Series B Preferred Stock, outstanding with a mandatory liquidation preference of $25.00 per share. Holders of the Series B Preferred Stock are entitled to receive annual dividends of $1.78125 per share on a quarterly basis and dividends are cumulative, subject to certain provisions. On or after August 15, 2019, the Company can, at its option, redeem the Series B Preferred Stock at par for cash. In August 2014, the Company received $81,638 in net proceeds after expenses upon issuance.

In September 2014, the Company redeemed all of the outstanding shares of its 8.125% Series A Preferred Stock, or Series A Preferred Stock, at a redemption price of $25.32161 per share, equal to the sum of the $25.00 per share redemption price of the stock and a quarterly dividend of $0.32161 prorated to the redemption date of September 12, 2014. The 8.125% Series A Preferred Stock was replaced by the Series B Preferred Stock. As a result of the redemption, the Company recorded a $2,912 charge to the Consolidated Statements of Operations equal to the excess of the $25.00 per share liquidation preference over the carrying value as of the redemption date.

Holders of the Series A Preferred Stock were entitled to receive annual dividends of $2.03125 per share on a quarterly basis and dividends were cumulative, subject to certain provisions. As of December 31, 2013, the Company accrued Series A Preferred Stock dividends of $37,600. In December 2013, the Company’s board of directors authorized and the Company declared a “catch-up” dividend in the amount of $10.23524 per share of its 8.125% Series A Cumulative Redeemable Preferred Stock, representing all accrued and unpaid dividends on the Series A Preferred Stock for the period October 1, 2008, through and including October 14, 2013. In December 2013, the Company’s board of directors also authorized and the Company declared a Series A Preferred Stock quarterly dividend payment in the amount of $0.50781 per share, for the period October 15, 2013, through and including January 14, 2014. Both the accrued dividend and the quarterly dividend were paid to holders of the Series A Preferred Stock of record as of the close of business on December 31, 2013.

Equity Incentive Plans

As part of the Company’s initial public offering, the Company instituted its Equity Incentive Plan, or the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan, as amended, authorizes (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code, or ISOs, (ii) the grant of stock options that do not qualify, or NQSOs, (iii) the grant of stock options in lieu of cash directors’ fees, or collectively the Options, and (iv) grants of shares of restricted and unrestricted common stock. The exercise price of Options will be determined by the compensation committee, but may not be less than 100% of the fair market value of the shares of common stock on the date of grant. At December 31, 2014, 1,911,764 shares of common stock were available for issuance under the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan expired by its terms in July 2014, the ten-year anniversary of adoption of the Plan by the Company’s board of directors.

Through December 31, 2014, 2,065,015 restricted shares had been issued under the 2004 Equity Incentive Plan, of which 83% have vested. Except for certain performance based awards, the vested and unvested shares are currently entitled to receive distributions on common stock if declared by the Company. Holders of restricted shares are prohibited from selling such shares until they vest but are provided the ability to vote such shares beginning on the date of grant. Compensation expense of $743,  $579, and $958 was recorded for the years ended December 31, 2014, 2013, and 2012, respectively, related to the issuance of restricted shares. Compensation expense of $2,250

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

will be recorded over the course of the next 38 months representing the remaining weighted average vesting period of equity awards issued under the 2004 Equity Incentive Plan as of December 31, 2014. Certain of the Company’s awards are subject to performance vesting conditions which were determined in March 2013 and are assessed on a quarterly basis.

Options granted under the 2004 Equity Incentive Plan to recipients who are employees of Gramercy are exercisable at the fair market value on the date of grant and, subject to termination of employment, expire ten years from the date of grant, are not transferable other than on death, and are exercisable in three to four annual installments commencing one year from the date of grant. The Company issues new shares upon the exercise of vested Options. In some instances, Options may be granted under the 2004 Equity Incentive Plan to persons who provide significant services to the Company but are not employees of the Company. Options granted to recipients that are not employees have the same terms as those issued to employees except as it relates to any performance-based provisions within the grant. To the extent there are performance provisions associated with a grant to a recipient who is not an employee, an estimated expense related to these Options is recognized over the vesting period and the final expense is reconciled at the point performance has been met, or the measurement date. If no performance based provision exists, the Company recognizes compensation expense over the vesting period on a straight line basis.

A summary of the status of the Company’s Options as of December 31, 2014, 2013 and 2012 are presented below:

	December 31, 2014		December 31, 2013		December 31, 2012
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Balance at beginning of period	341,081	$14.70	360,251	$16.14	565,026	$17.25
Granted	30,000	5.79	30,000	3.05	25,000	2.50
Exercised	(30,000)	3.02	—	—	—	—
Lapsed or cancelled	(134,179)	18.23	(49,170)	22.49	(229,775)	16.83
Balance at end of period	206,902	$12.82	341,081	$14.70	360,251	$16.14

For the year ended December 31, 2014, all Options were granted with a price of $5.79. The remaining weighted average contractual life of the Options was 4.7 years. Compensation expense of $53,  $51 and $29 was recorded for the years ended December 31, 2014, 2013 and 2012, respectively, related to the issuance of Options.

In July 2012, the Company adopted the 2012 Outperformance Plan in connection with the hiring of Gordon F. DuGan, Benjamin P. Harris, and Nicholas L. Pell, who joined the Company on July 1, 2012 as Chief Executive Officer, President and Managing Director, respectively. Pursuant to the 2012 Outperformance Plan, the Company granted equity awards to these executives in the form of a class of limited partnership interests in the Company’s Operating Partnership, or LTIP Units. LTIP Units are structured to quality as “profits interests” for federal income tax purposes and do not have full parity, on a per unit basis, with the Class A limited partnership interests in the Company or its Operating Partnership with respect to liquidating distributions. Pursuant to the 2012 Outperformance Plan, these executives, in the aggregate, may earn up to $20,000 of LTIP Units based on the Company’s common stock price appreciation over a four-year performance period ending June 30, 2016. The amount of LTIP Units earned under the 2012 Outperformance Plan will range from $4,000 if the Company’s common stock price equals a minimum hurdle of $5.00 per share (less any dividends paid during the performance period) to $20,000 if the Company’s common stock price equals or exceeds $9.00 per share (less any dividends paid during the performance period) at the end of the performance period. In the event that the performance hurdles are not met on a vesting date, the award scheduled to vest on that vesting date may vest on a subsequent vesting date if the common stock price

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

hurdle is met as of such subsequent vesting date. The executives will not earn any LTIP Units under the 2012 Outperformance Plan to the extent that the Company’s common stock price is less than the minimum hurdle. During the performance period, the executives may earn up to 12%,  24% and 36% of the maximum amount under the 2012 Outperformance Plan at the end of the first, second and third years, respectively, of the performance period if the Company’s common stock price has equaled or exceeded the stock price hurdles as of the end of such years. If the minimum stock price hurdle is met as of the end of any such year, the actual amount earned will range on a sliding scale from 20% of the maximum amount that may be earned as of such date (at the minimum stock price hurdle) to 100% of the maximum amount that may be earned as of such date (at the maximum stock price hurdle). Any LTIP Units earned under the 2012 Outperformance Plan will remain subject to vesting, with 50% of any LTIP Units earned vesting on June 30, 2016 and the remaining 50% vesting on June 30, 2017 based, in each case, on continued employment through the vesting date. The LTIP Units issued in July 2012 in connection with the hiring of new executives had a fair value of $1,870 on the date of grant, which was calculated in accordance with ASC 718.

In March 2013, the Company granted four senior officers equity awards pursuant to the 2012 Outperformance Plan in the form of LTIP Units having an aggregate maximum value of $4,000, and a fair value of $845, which was calculated in accordance with ASC 718. The Company used a probabilistic valuation approach to estimate the inherent uncertainty that the LTIP Units may have with respect to the Company’s common stock. Compensation expense of $588,  $555, and $210 was recorded for the years ended December 31, 2014, 2013, and 2012 for the 2012 Outperformance Plan. Compensation expense of $1,353 will be recorded over the course of the next 24 months, representing the remaining weighted average vesting period of the LTIP Units as of December 31, 2014.

In March 2013, the Company granted to four senior officers of the Company pursuant to the 2004 Equity Incentive Plan a total of 115,000 time-based restricted stock awards and 345,000 performance-based restricted stock units. The time-based awards vest in five equal annual installments commencing December 15, 2013, subject to continued employment. Vesting of the performance-based units requires, in addition to continued employment over a 5-year period, achievement of absolute increases in either the Company’s stock price or an adjusted funds from operations (as defined by the Company’s compensation committee).

In connection with the equity awards made to Messrs. DuGan, Harris and Pell in connection with the Company’s hiring of these executives, the Company adopted the 2012 Inducement Equity Incentive Plan, or the Inducement Plan. Under the Inducement Plan, the Company may grant equity awards for up to 4,500,000 shares of common stock pursuant to the employment inducement award exemption provided by the New York Stock Exchange Listed Company Manual. The Inducement Plan permits the Company to issue a variety of equity awards, including stock options, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards. All of the shares available under the Inducement Plan were issued or reserved for issuance to Messrs. DuGan, Harris and Pell in connection with the equity awards made upon the commencement of their employment with the Company. Equity awards issued under the Inducement Plan had a fair value of $6,125 on the date of grant which was calculated in accordance with ASC 718. Compensation expense of $1,148,  $766, and $383 was recorded for years ended December 31, 2014, 2013, and 2012, respectively, for the 2012 Inducement Equity Incentive Plan. Compensation expense of $3,828 will be recorded over the course of the next 18 months representing the remaining weighted average vesting period of equity awards issued under the Inducement Plan as of December 31, 2014.

The Company had previously issued LTIP Units to both the former Chief Executive Officer and the former President. During 2011, the Company entered into an amendment to the LTIP Unit award agreement with these executives to cancel the vesting schedule of outstanding LTIP Units in the Partnership and grant a new vesting schedule with respect to such LTIP Units. The new vesting schedule provided for 50% of each executive's LTIP Units to vest on June 30, 2012 subject to continued employment and an additional 50% of each executive's LTIP Units to vest upon the satisfaction of certain vesting conditions relating to the settlement of the Company's Gramercy Finance business. Compensation expense of $0,  $0 and $401 was recorded for the years ended December 31, 2014, 2013 and 2012, respectively, related to the issuance and modification of LTIP Units.

In May 2014, the Company granted 190,477 shares of restricted stock to the Company’s Chief Executive Officer, Gordon F. DuGan, to recognize his strong performance leading the Company in 2013, during which the Company achieved a number of important repositioning milestones. The restricted stocks awards vest on the fifth

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

anniversary of the date of grant, subject to Mr. DuGan’s continued employment. The shares of restricted stock are also subject to accelerated vesting in certain circumstances pursuant to Mr. DuGan's employment agreement.

Employee Stock Purchase Plan

In November 2007, the Company’s board of directors adopted, and the stockholders subsequently approved in June 2008, the 2008 Employee Stock Purchase Plan, or ESPP, to provide equity-based incentives to eligible employees. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and has been adopted by the board to enable the Company’s eligible employees to purchase its shares of common stock through payroll deductions. The ESPP became effective on January 1, 2008 with a maximum of 250,000 shares of the common stock available for issuance, subject to adjustment upon a merger, reorganization, stock split or other similar corporate change. The Company filed a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the ESPP. The common stock is offered for purchase through a series of successive offering periods. Each offering period will be three months in duration and will begin on the first day of each calendar quarter, with the first offering period having commenced on January 1, 2008. The ESPP provides for eligible employees to purchase the common stock at a purchase price equal to 85% of the lesser of (1) the market value of the common stock on the first day of the offering period or (2) the market value of the common stock on the last day of the offering period.

Deferred Stock Compensation Plan for Directors

Under the Company’s Independent Director’s Deferral Program, which commenced April 2005 and was amended and restated in December 2014, the Company’s independent directors may elect to defer up to 100% of their annual retainer fee, chairman fees and meeting fees. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of common stock upon such directors’ termination of service from the board of directors or a change in control by the Company, as defined by the program. Phantom stock units are credited to each independent director quarterly using the closing price of the Company’s common stock on the applicable dividend record date for the respective quarter. If dividends are declared by the Company, each participating independent director who elects to receive fees in the form of phantom stock units has the option to have their account credited for an equivalent amount of phantom stock units based on the dividend rate for each quarter or have dividends paid in cash.

As of December 31, 2014, there were approximately 592,285 phantom stock units outstanding, of which 580,851 units are vested.

Earnings per Share

The Company has adopted the two-class computation method, and thus includes all participating securities in the computation of basic shares for the periods in which the Company has net income available to common shareholders. A participating security is defined as an unvested share-based payment award containing non-forfeitable rights to dividends regardless of whether or not the awards ultimately vest or expire. Net losses are not allocated to participating securities unless the holder has a contractual obligation to share in the losses.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Earnings per share for the years ended December 31, 2014, 2013 and 2012 are computed as follows:

	For the Year Ended December 31,
	2014	2013	2012
Numerator - Income (loss):
Net income (loss) from continuing operations	$55,193	$(8,172)	$(18,341)
Net income (loss) from discontinued operations	(524)	392,999	(153,207)
Net income (loss)	54,669	384,827	(171,548)
Net loss attributable to noncontrolling interest	236	-	-
Preferred stock redemption costs	(2,912)	-	-
Preferred stock dividends	(7,349)	(7,162)	(7,162)
Net income (loss) available to common stockholders	$44,644	$377,665	$(178,710)
Denominator - Weighted average shares:
Weighted average basic shares outstanding	104,811,814	61,500,847	51,976,462
Effect of dilutive securities:
Unvested share based payment awards	1,259,950	-	-
Options	52,415	-	-
Phantom stock units	592,284	-	-
OP Units	1,033,877	-	-
Diluted Shares	107,750,340	61,500,847	51,976,462

Diluted income (loss) per share assumes the conversion of all common share equivalents into an equivalent number of common shares if the effect is not anti-dilutive. Options were computed using the treasury share method. The Company only includes the effect of the excess conversion premium in the calculation of diluted earnings per share. As the Company has the intent and ability to settle the debt component of the Exchangeable Senior Notes in cash and the excess conversion premium in shares. The weighted average price of the Company’s common stock was below the exchange price of $6.19 and therefore the effect of the excess conversion premium was excluded from the calculation of diluted earnings per share because it is anti-dilutive.

For the year ended December 31, 2013, 51,412 share options, 678,784 unvested share based payment awards, and 534,038 phantom share units were computed using the treasury share method, which due to the net loss from continuing operations were anti-dilutive. For the year ended December 31, 2013, the Company excluded unvested restricted stock awards of 678,784 from its weighted average basic shares outstanding due to the net loss from continuing operations during the period.

For the year ended December 31, 2012, 16,362 share options, 1,383,388 unvested share based payment awards, and 462,102 phantom share units were computed using the treasury share method, which due to the net loss from continuing operations were anti-dilutive. For the year ended December 31, 2012, the Company excluded unvested restricted stock awards of 1,383,388 from its weighted average basic shares outstanding due to the net loss from continuing operations during the period.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

Accumulated other comprehensive income (loss)

Accumulated other comprehensive income (loss) as of December 31, 2014, 2013 and 2012 is comprised of the following:

	As of December 31,
	2014	2013 (1)	2012
Net unrealized gain (loss) on debt securities	$(3,189)	$(1,219)	$84,691
Net unrealized loss on derivative instruments	(466)	(186)	(179,956)
Foreign currency translation adjustments	(48)	-	-
Total accumulated other comprehensive income (loss)	$(3,703)	$(1,405)	$(95,265)

(1)The Company reclassified unrealized gains on CMBS of $107,774 for the year ended December 31, 2013 into net income as a component of the gain on disposal of Gramercy Finance on the Consolidated Statement of Operations. The Company also reclassified the unamortized fair value of terminated swaps previously designated as cash flow hedges of $6,359 into net income as a component of the gain on disposal of Gramercy Finance on the Consolidated Statement of Operations.

13. Benefit Plans

In June 2009, the Company implemented a 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover eligible employees of the Company, and any designated affiliate. The 401(k) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable. The 401(k) Plan provides for discretionary matching contributions by the Company. Except for the 401(k) Plan, at December 31, 2014, the Company did not maintain a defined benefit pension plan, post-retirement health and welfare plan or other benefit plans. The expense associated with the Company’s matching contribution was $229,  $156 and $227 for the years ended December 31, 2014, 2013 and 2012, respectively.

14. Noncontrolling Interest

Noncontrolling interests represent the common units of limited partnership interest, or OP Units, in the Company’s Operating Partnership not held by the Company. OP Units may be redeemed for one share of the Company’s common stock. The redemption rights are outside of the Company’s control, and thus the OP Units are classified as a component of temporary equity and are shown in the mezzanine equity section of the Company’s Consolidated Financial Statements. The Company is party by assumption to a registration rights agreement with the holders of the OP Units that requires us, subject to the terms and conditions and certain exceptions set forth therein, to file and maintain a registration statement relating to the issuance of shares of its common stock upon redemption of OP Units.

Common Units of Limited Partnership Interest in the Operating Partnership

On July 31, 2014, the Company issued 3,778,405 OP Units in connection with the acquisition of three properties during the third quarter of 2014. Each OP Unit may be redeemed at the election of the holder for cash equal to the then fair market value of a share of the Company’s common stock, par value $0.001 per share, except that the Company may, at its election, acquire each OP Unit for one share of the Company’s common stock. The OP Unit holders do not have any obligation to provide additional contributions to the partnership, nor do they have any decision making powers or control over the Operating Partnership’s business. The OP Unit holders do not have voting rights; however, they are entitled to receive dividends.

As of December 31, 2014, the noncontrolling interest unit holders owned 2,337,551 OP Units, representing an interest of approximately 1.23% in the Company’s Operating Partnership. At December 31, 2014, 2,337,551 shares of the Company’s common stock were reserved for issuance upon redemption of units of limited partnership interest of the Operating Partnership.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

OP Units are recorded at the greater of cost basis or fair market value based on the closing stock price of the Company’s common stock at the end of the reporting period. As of December 31, 2014, the value of the OP units was $16,129. The Company attributes a portion of its net income (loss) during each reporting period to noncontrolling interest based on the percentage ownership of OP Unit holders relative to the Company’s total outstanding shares of common stock and OP Units. The Company recognizes changes in fair value in the OP Units through retained earnings, however decreases in fair value are recognized only to the extent that increases to the amount in temporary equity were previously recorded. The Company’s diluted earnings per share includes the effect of any potential shares outstanding from redemption of the OP Units.

There were no noncontrolling interests in the Operating Partnership as of December 31, 2013. Below is the rollforward of the activity relating to the noncontrolling interests in the Operating Partnership as of December 31, 2014:

Noncontrolling Interest
Balance as of December 31, 2013	$-
Issuance of noncontrolling interests in the operating partnership	22,670
Redemption of noncontrolling interests in the operating partnership	(8,738)
Net loss attribution	(236)
Fair value adjustments	2,636
Dividends	(203)
Balance as of December 31, 2014	$16,129

15. Commitments and Contingencies

Funding Commitments

The Company is obligated under certain tenant leases, to construct the underlying leased property or fund tenant expansions. As of December 31, 2014, the Company has three outstanding commitments: (1) the contribution of $1,500 towards tenant improvements on a warehouse/industrial property in Garland, Texas, of which the unfunded amounts were estimated to be $429; (2) the expansion of a property located in Olive Branch, Mississippi, whereby the tenant has a one-time option to expand the building by 250,000 square feet; and (3) the expansion of a property located in Logan Township, New Jersey, whereby the tenant has a one-time option to expand the building by 25,000 square feet. The tenants have not noticed the Company for the building expansion options and therefore, no amounts are due and no unfunded amounts have been estimated. The Company fully funded the construction of a 118,000 square foot cold storage facility located in Hialeah Gardens, Florida, during the third quarter of 2014.

The Company has committed approximately $60,490 (€50,000) to the Gramercy European Property Fund, which was formed in December 2014. The Gramercy European Property Fund has a total initial capital commitment of approximately $305,475 (€252,500) from the Company and its investment partners, comprised of $60,490 (€50,000) from the Company, $244,985 (€202,500) from its investment partners, and an additional $120,980 (€100,000) from certain investment partners, not including the Company, after the first $305,475 (€252,500) has been invested. See Note 5, “Joint Ventures and Equity Investments,” for further information on the Gramercy European Property Fund. Foreign currency commitments have been converted into U.S. dollars based on (i) the foreign exchange rate at the closing date for completed transactions and (ii) the exchange rate that prevailed on December 31, 2014, in the case of unfunded commitments.

Legal Proceedings

The Company evaluates litigation contingencies based on information currently available, including the advice of counsel and the assessment of available insurance coverage. The Company will establish accruals for litigation and claims when a loss contingency is considered probable and the related amount is reasonably estimable. The Company will periodically review these contingences which may be adjusted if circumstances change. The outcome of a litigation matter and the amount or range of potential losses at particular points may be difficult to ascertain. If a

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

range of loss is estimated and an amount within such range appears to be a better estimate than any other amount within that range, then that amount is accrued.

In December 2010, the Company sold its 45% joint venture interest in the leased fee of the 2 Herald Square property in New York, New York, for approximately $25,600 plus assumed mortgage debt of approximately $86,100, or the 2 Herald Sale Transaction. Subsequent to the closing of the transaction, the New York City Department of Finance, or the NYC DOF, and New York State Department of Taxation, or the NYS DOT, issued notices of determination assessing, in the case of the NYC DOF notice, approximately $2,924 of real property transfer tax, plus interest, and, in the case of the NYS DOT notice, approximately $446 of real property transfer tax, plus interest, collectively, the Transfer Tax Assessments, against the Company in connection with the 2 Herald Sale Transaction. The Company believes that NYC DOF and NYS DOT erred in issuing the Transfer Tax Assessments and intends to vigorously defend against same.

In September 2013, the Company filed a petition challenging the NYC DOF Transfer Tax Assessment with the New York City Tax Appeal Tribunal. In July 2014, the Company filed a similar petition challenging the NYS DOT Transfer Tax Assessment. Trial of the Company’s NYC DOF Transfer Tax Assessment appeal was completed in December 2014, and a decision is anticipated in mid-2015. The Company anticipates that its appeal of the NYS DOT Transfer Tax Assessment will be set for trial in late 2015 or early 2016.

The Company believes that it has strong defenses against the Transfer Tax Assessments and intends to continue to vigorously assert same. The Company evaluates contingencies based on information currently available, including the advice of counsel. The Company establishes accruals for litigation and claims when a loss contingency is considered probable and the related amount is reasonably estimable. The Company will periodically review these contingences and may adjust the amount of the accrual if circumstances change. The outcome of a contingent matter and the amount or range of potential losses at particular points may be difficult to ascertain. If a range of loss is estimated and an amount within such range appears to be a better estimate than any other amount within that range, then that amount is accrued. Considering the recent developments as discussed above, as of December 31, 2013, the Company established an accrual of approximately $4,339 within discontinued operations for the Transfer Tax Assessments, which represents the full amount of the assessed tax plus estimated interest and penalties. There was $4,454 accrued as of December 31, 2014 including $271 of additional interest recorded in discontinued operations for the matter for the year ended December 31, 2014.

In connection with the Company’s property acquisitions, the Company has determined that there is a risk it will have to pay future amounts to tenants related to continuing operating expense reimbursement audits. The Company has estimated a range of loss and determined that its best estimate of loss is $7,000, which has been accrued and recorded in other liabilities as of December 31, 2014. The Company has determined that there is a reasonable possibility that a loss may be incurred in excess of $7,000 and estimates this range to be $7,000 to $12,000.

In addition, the Company and/or one or more of its subsidiaries is party to various litigation matters that are considered routine litigation incidental to its business, none of which are considered material.

Office Leases

The Company’s corporate offices at 521 Fifth Avenue, 30th Floor, New York, New York are subject to an operating lease agreement with 521 Fifth Fee Owner, LLC, an affiliate of SL Green, effective as of September 2013. The lease is for approximately 6,580 square feet and expires in 2023 with rents of approximately $368 per annum for year one rising to $466 per annum in year ten.

The Company’s previous corporate offices at 420 Lexington Avenue, New York, New York, were subject to an operating lease agreement with SLG Graybar Sublease LLC, an affiliate of SL Green, effective May 1, 2005, which was subsequently amended in May and June 2009 and in June 2012. In September 2013, concurrently with the commencement of the lease for the new corporate offices at 521 Fifth Avenue, the Company cancelled the lease for its corporate office at 420 Lexington Avenue.

The Company’s regional management office located at 550 Blair Mill Road, Horsham, Pennsylvania, commenced on May 1, 2014 with an affiliate of KBS. The lease is for approximately 13,000 square feet and expires on April 30, 2018, with rents of approximately $151 per annum for year one rising to $221 per annum in year four.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

The Company’s previous regional management office at 610 Old York Road, Jenkintown, Pennsylvania, was subject to an operating lease with an affiliate of KBS. The lease was for approximately 19,000 square feet, with rents of approximately $322 per annum, and expired on April 30, 2014.

The Company’s regional management office located at 800 Market Street, St. Louis, Missouri, was subject to an operating lease with St. Louis BOA Plaza, LLC. The lease was for approximately 2,000 square feet and was subject to rents of $32 per annum. The lease had an expiration date of September 30, 2014 and was cancellable with 60 days’ notice. In March 2013, the Company elected the early cancellation option effective in June 2014. In March 2014, the Company entered into a new lease at 130 South Bemiston Ave, Clayton, Missouri. The lease commenced on June 1, 2014 and expires on December 31, 2016, with a renewal option of 12 months. The lease is for approximately 1,100 square feet and is subject to rents of $21 per annum for year one, rising to $22 per annum in year three.

Gramercy Europe Asset Management’s office located at 100 New Bond Street, London W1S 1SP, is subject to an operating lease with Lawnpond Limited. The lease is for the second floor space and is subject to rents of $65 plus value-added tax per annum. The lease had an expiration date of March 4, 2019 with a right to cancel with 30 days’ notice. Lawnpond Limited served notice to terminate the lease effective January 14, 2015. The Company entered into a new operating lease agreement in February 2015 for an office located at 15 Bedford Street, London WC2E 9HE, United Kingdom.

Capital and Operating Ground Leases

The industrial property located in Hamlet, North Carolina, that the Company acquired in December 2014, operates under a ground lease classified as a capital lease. The ground lease has minimal annual rent payments and a term expiration date of May 2039. The Company also has an obligation to purchase the land under the ground lease at fair market value upon termination or expiration of the building or ground lease term. In connection with the ground lease, the Company recorded a capital lease purchase obligation for $260, representing the fair value of the land at acquisition, and will amortize the obligation up to the estimated fair value of the land at the required purchase date by recording periodic amortization into interest expense, using the effective interest method.

Certain properties acquired as part of the Bank of America Portfolio are subject to ground leases, which are accounted for as operating leases. The ground leases have varying ending dates, renewal options and rental rate escalations, with the latest leases extending to June 2053. Future minimum rental payments to be made by the Company under these noncancelable ground leases, excluding increases resulting from increases in the consumer price index, are as follows:

	Ground Leases - Operating	Ground Leases - Capital	Total
2015	$1,390	$-	$1,390
2016	1,317	-	1,317
2017	1,314	-	1,314
2018	1,314	-	1,314
2019	1,307	-	1,307
Thereafter	42,121	329	42,450
Total minimum rent expense	$48,763	$329	$49,092

The Company incurred rent expense on ground leases of $853,  $0, and $0 during the years ended December 31, 2014, 2013, and 2012, respectively.

16. Income Taxes

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

The Company has elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code beginning with its taxable year ended December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to U.S. federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to U.S. federal income taxes on taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distributions to stockholders. However, the Company believes that it is organized and will operate in such a manner as to qualify for treatment as a REIT and the Company intends to operate in the foreseeable future in such a manner so that it will qualify as a REIT for U.S. federal income tax purposes. The Company may, however, be subject to certain state and local taxes. The Company’s TRSs are subject to federal, state and local taxes. The Company’s Asset and Property management business, Gramercy Asset Management, conducts its business through a wholly-owned TRS. In addition to the limitation on the Company's use of its net operating losses under Section 382, since the Company uses separate taxable REIT subsidiaries to conduct different aspects of its business, losses incurred by the individual TRSs are only available to offset taxable income derived by each respective TRS.

The Company’s provision for income taxes for the years ended December 31, 2014, 2013 and 2012 is summarized as follows:

	2014	2013	2012
Current:
Federal	$(1,235)	$(5,902)	$(1,990)
State and local	323	(2,535)	(1,061)
Total current	(912)	(8,437)	(3,051)
Deferred:
Federal	197	(348)	(174)
State and local	(94)	(123)	(105)
Total deferred	103	(471)	(279)
Total income tax expense	$(809)	$(8,908)	$(3,330)

For the years ended December 31, 2014, 2013 and 2012 the Company recorded $809,  $8,908, and $3,330 of income tax expense, including $0,  $2,515, and $0 within discontinued operations, respectively. Tax expense for the years ended December 31, 2014, 2013 and 2012 in continuing operations is comprised of federal, state and local taxes primarily attributable to Gramercy Asset Management. Tax expense for the year ended December 31, 2013 included in discontinued operations is comprised of federal, state and local taxes attributable to the sale of the CDO management contracts to CWCapital. As of December 31, 2014, returns for the calendar years 2011 through 2014 remain subject to examination by the Internal Revenue Service and various state and local tax jurisdictions. As of December 31, 2014, certain returns for calendar year 2010 also remain subject to examination by various state and local tax jurisdictions.

Net deferred tax assets of $738 and $635 are included in other assets on the accompanying Consolidated Balance Sheets at December 31, 2014 and 2013, respectively. These net deferred tax assets relate primarily to differences in the timing of the recognition of income (loss) between GAAP and tax. All deferred tax assets relating to net operating loss carry forwards of TRSs are fully reserved.

The income tax provision differs from the amount computed by applying the statutory federal income tax rate to pretax operating income, as follows:

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

	For the year ended December 31,
	2014	2013	2012
Income tax (expense) benefit at federal statutory rate	$(19,500)	$(137,775)	$58,366
Tax effect of REIT election	18,501	138,563	(60,230)
State and local taxes, net of federal benefit	194	(1,088)	(843)
Permanent difference	(4)	(1)	1,252
Valuation allowance	-	(8,607)	(1,672)
Other	-	-	(203)
Total income tax provision	$(809)	$(8,908)	$(3,330)

As of December 31, 2014, the Company and each of its eight subsidiaries which file corporate tax returns, had total net loss carryforwards, inclusive of net operating losses and capital losses, of approximately $557,000. Net operating loss carryforwards and capital loss carryforwards can generally be used to offset future ordinary income and capital gains of the entity originating the losses, for up to 20 years and five years, respectively. The amounts of net operating loss carryforwards and capital loss carryforwards as of December 31, 2014 are subject to the completion of the 2014 tax returns. In January 2011, the Company and two of its subsidiaries experienced an ownership change, as defined for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. In general, an “ownership change” occurs if there is a change in ownership of more than 50% of its common stock during a cumulative three year period. For this purpose, determinations of ownership changes are generally limited to shareholders deemed to own 5% or more of the Company’s common stock. The provisions of Section 382 will apply an annual limit to the amount of net loss carryforwards that can be used to offset future ordinary income and capital gains, beginning with the 2011 taxable year.

In addition to the limitation on the Company’s use of its net operating losses under section 382, since the company uses separate taxable REIT subsidiaries to conduct different aspects of its business, losses incurred by the individual TRSs are only available to offset taxable income derived by each respective TRS.

The Company’s policy for interest and penalties, if any, on material uncertain tax positions recognized in the financial statements is to classify these as interest expense and operating expense, respectively. As of December 31, 2014, 2013 and 2012, the Company did not incur any material interest or penalties.

17. Environmental Matters

The Company believes that it is in compliance in all material respects with applicable federal, state and local ordinances and regulations regarding environmental issues. Its management is not aware of any environmental liability that it believes would have a materially adverse impact on the Company’s financial position, results of operations or cash flows.

18. Segment Reporting

As of December 31, 2014, the Company has determined that it has two reportable operating segments: Asset Management and Investments/Corporate. On March 15, 2013, the Company disposed of its third reportable segment, Gramercy Finance, as more fully discussed in Note 1. The reportable segments are determined based upon the management approach, which looks to the Company’s internal organizational structure. The Company’s lines of business require different support infrastructures. All significant inter-segment balances and transactions have been eliminated.

The Investments/Corporate segment includes all of the Company’s activities related to the investment and ownership of commercial properties located throughout the United States and Europe. The Investments/Corporate segment generates revenues from rental revenues from properties owned by the Company, either directly or in joint ventures or equity investments.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

The Asset Management segment includes substantially all of the Company’s activities related to asset and property management of commercial properties located throughout the United States and Europe. The Asset Management segment generates revenues from fee income related to the management agreements for properties owned by third parties throughout the United States and Europe.

The Company evaluates performance based on the following financial measures for each segment:

	Asset	Investments /	Total
	Management	Corporate	Company
Year ended December 31, 2014
Total revenues	$25,017	$82,923	$107,940
Equity in net loss from unconsolidated joint ventures	-	1,959	1,959
Total operating and interest expense (1)	(21,154)	(33,552)	(54,706)
Net income from continuing operations (2)	$3,863	$51,330	$55,193

	Asset	Investments /	Total
	Management	Corporate	Company
Year ended December 31, 2013
Total revenues	$40,896	$15,808	$56,704
Equity in net loss from unconsolidated joint ventures	-	(5,662)	(5,662)
Total operating and interest expense (1)	(30,887)	(28,327)	(59,214)
Net income (loss) from continuing operations (2)	$10,009	$(18,181)	$(8,172)

	Asset	Investments /	Total
	Management	Corporate	Company
Year ended December 31, 2012
Total revenues	$34,667	$2,154	$36,821
Equity in net loss from unconsolidated joint ventures	-	(2,904)	(2,904)
Total operating and interest expense (1)	(24,824)	(27,434)	(52,258)
Net income (loss) from continuing operations (2)	$9,843	$(28,184)	$(18,341)

	Asset	Investments /	Total
	Management	Corporate	Company
Total Assets:
December 31, 2014	$8,140	$1,491,860	$1,500,000
December 31, 2013	$12,950	$478,713	$491,663

(1) Total operating and interest expense includes operating costs on commercial property assets for the Investments segment and costs to perform required functions under the management agreement for the Asset Management segment. Depreciation and amortization of $36,408, $5,675, and $256 and provision for taxes of $809, $6,393, and $3,330 for the years ended December 31, 2014, 2013, and 2012, respectively.

(2)   Net income (loss) from continuing operation represents income (loss) before discontinued oeprations.Net income (loss) from continuing operations represents income (loss) before discontinued operations.

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

19. Supplemental Disclosure of Non-Cash Investing and Financing Activities

The following table represents non-cash activities recognized in other comprehensive income for the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012
Deferred losses and other non-cash activity related to derivatives	$(3,002)	$(187)	$2,146
Change in net unrealized loss on securities available for sale	$752	$(1,219)	$343,528
Non-cash effect of foreign currency translation adjustments	$(48)	$-	$-

20. Selected Quarterly Financial Data (unaudited)

This unaudited interim financial information has been adjusted to reflect reclassifications for discontinued operations as of December 31, 2014.

2014 Quarter Ended	December 31,	September 30,	June 30,	March 31,
Total Revenues	$37,427	$34,301	$20,628	$15,584
Loss before equity in net income of joint ventures, gain on remeasurement of previously held joint venture, loss on extinguishment of debt, provision for taxes, non-controlling interest and discontinued operations	(5,986)	(2,355)	(7,362)	(674)
Equity in net income of joint ventures	103	103	1,125	628
Loss before gain on remeasurement of previously held joint venture, loss on extinguishment of debt, provision for taxes, non-controlling interest and discontinued operations	(5,883)	(2,252)	(6,237)	(46)
Gain on remeasurement of previously held joint venture	-	-	72,345	-
Loss on extinguishment of debt	-	-	(1,925)	-
Provision for taxes	162	(165)	(437)	(369)
Net income (loss) from continuing operations	(5,721)	(2,417)	63,746	(415)
Net loss from discontinued operations	(2)	(41)	(395)	(86)
Net income (loss)	(5,723)	(2,458)	63,351	(501)
Net loss attributable to noncontrolling interest	132	104	-	-
Net income (loss) attributable to Gramercy Property Trust Inc.	(5,591)	(2,354)	63,351	(501)
Preferred stock redemption costs	-	(2,912)	-	-
Preferred stock dividends	(1,576)	(2,192)	(1,791)	(1,790)
Net income (loss) available to common stockholders	$(7,167)	$(7,458)	$61,560	$(2,291)
Basic earnings per share:
Net income (loss) from continuing operations and after preferred dividends	$(0.05)	$(0.06)	$0.66	$(0.03)
Net income (loss) from discontinued operations	-	-	-	-
Net income (loss) available to common stock holders	$(0.05)	$(0.06)	$0.66	$(0.03)
Diluted earnings per share:
Net income (loss) from continuing operations and after preferred dividends	$(0.05)	$(0.06)	$0.65	$(0.03)
Net income (loss) from discontinued operations	-	-	-	-
Net income (loss) available to common stock holders	$(0.05)	$(0.06)	$0.65	$(0.03)
Basic weighted average common shares outstanding	133,859,665	117,926,151	92,753,999	70,763,959
Diluted weighted average common shares and common share equivalents outstanding	133,859,665	117,926,151	95,085,817	70,763,959

Gramercy Property Trust Inc.
Notes To Consolidated Financial Statements
(Amounts in thousands, except share and per share data)
December 31, 2014

2013 Quarter Ended	December 31,	September 30,	June 30,	March 31,
Total Revenues	$17,712	$13,421	$16,304	$9,267
Income (loss) before equity in net income (loss) of joint ventures, provision for taxes, noncontrolling interest and discontinued operations	2,109	766	3,325	(2,317)
Equity in net income (loss) of joint ventures	(2,854)	983	(2,603)	(1,188)
Income (loss) from continuing operations before provision for taxes and discontinued operations	(745)	1,749	722	(3,505)
Provision for taxes	(803)	(744)	(4,441)	(405)
Net income (loss) from continuing operations	(1,548)	1,005	(3,719)	(3,910)
Net income (loss) from discontinued operations	(4,399)	(514)	(1,175)	399,087
Net income (loss) attributable to Gramercy Property Trust Inc.	(5,947)	491	(4,894)	395,177
Preferred stock dividends	(1,792)	(1,790)	(1,790)	(1,790)
Net income (loss) available to common stockholders	$(7,739)	$(1,299)	$(6,684)	$393,387
Basic earnings per share:
Net loss from continuing operations and after preferred dividends	$(0.05)	$(0.01)	$(0.09)	$(0.10)
Net income (loss) from discontinued operations	(0.06)	(0.01)	(0.02)	6.80
Net income (loss) available to common stock holders	$(0.11)	$(0.02)	$(0.11)	$6.70
Diluted earnings per share:
Net loss from continuing operations and after preferred dividends	$(0.05)	$(0.01)	$(0.09)	$(0.10)
Net income (loss) from discontinued operations	(0.06)	(0.01)	(0.02)	6.80
Net income (loss) available to common stock holders	$(0.11)	$(0.02)	$(0.11)	$6.70
Basic weighted average common shares outstanding	69,724,546	58,902,708	58,605,219	58,678,078
Diluted weighted average common shares and common share equivalents outstanding	69,724,546	58,902,708	58,605,219	58,678,078

21. Subsequent Events

Subsequent to December 31, 2014, the Company closed on the acquisition of nine properties, including one office and eight industrial properties. The properties comprise an aggregate 1,688,778 square feet and were acquired for an aggregate purchase price of approximately $144,520. The properties are 100% leased with lease terms ending between December 2015 and September 2029. The Company assumed one in-place mortgage loan of $13,025 with a fixed interest rate of 5.57% and maturity of November 2016 related to one of the property acquisitions. The Company is currently analyzing the fair values of the leases and real estate assets and accordingly, the purchase price allocations for the properties are preliminary and subject to change.

In January 2015, the Company expanded its Unsecured Credit Facility, increasing the revolving borrowing capacity thereunder to $400,000. The expansion increased the Company’s aggregate borrowing capacity under the Unsecured Credit Facility and Term Loan from $400,000 to $600,000.

In February 2015, the Company’s shareholders approved an increase in the number of the Company’s authorized shares of common stock from 220,000,000 to 400,000,000.

Gramercy Property Trust Inc.
SCHEDULE II
Valuation and Qualifying Accounts
(In thousands)

Tenant and Other Receivables - Allowance	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Uncollectible Amounts Written off	Balance at End of Year
Year Ended December 31, 2014	$449	107	368	$188
Year Ended December 31, 2013	$211	450	212	$449
Year Ended December 31, 2012	$280	101	170	$211

Gramercy Property Trust Inc.
SCHEDULE III
Real Estate Investments
(In thousands)

				Initial Costs			Gross Amount at Which Carried December 31, 2014
City	State	Acquisition Date	Encumbrances at December 31, 2014(1)	Land	Building and Improvements	Cost Capitalized Subsequent To Acquisition	Land	Building and Improvements	Total(3)	Accumulated Depreciation December 31, 2014	Average Depreciable Life
Industrial:
Greenwood	IN	11/20/2012	$7,777	$1,200	$12,002	$—	$1,200	$12,002	$13,202	$(726)	(2)
Greenfield	IN	11/20/2012	6,286	600	9,357	—	600	9,357	9,957	(536)	(2)
Olive Branch	MS	3/11/2013	—	2,250	18,891	35	2,250	18,926	21,176	(933)	(2)
Garland	TX	3/19/2013	—	2,200	6,081	1,109	2,200	7,190	9,390	(654)	(2)
East Brunswick	NJ	3/28/2013	—	5,700	4,626	63	5,700	4,689	10,389	(368)	(2)
Atlanta	GA	5/6/2013	—	1,700	4,949	735	1,700	5,684	7,384	(976)	(2)
Bellmawr	NJ	5/30/2013	—	540	2,992	—	540	2,992	3,532	(179)	(2)
Hialeah Gardens	FL	5/30/2013	—	4,839	1,437	19,914	4,839	21,351	26,190	(267)	(2)
Deer Park	NY	6/18/2013	—	1,596	1,926	—	1,596	1,926	3,522	(219)	(2)
Elkridge	MD	6/19/2013	—	2,589	3,034	—	2,589	3,034	5,623	(303)	(2)
Orlando	FL	6/26/2013	—	1,644	2,904	—	1,644	2,904	4,548	(325)	(2)
Houston	TX	6/26/2013	—	3,251	2,650	134	3,251	2,784	6,035	(541)	(2)
Logan	NJ	6/28/2013	—	1,070	9,603	—	1,070	9,603	10,673	(423)	(2)
Atlanta	GA	8/22/2013	—	224	3,150	—	224	3,150	3,374	(342)	(2)
Manassas	VA	9/5/2013	—	890	2,796	—	890	2,796	3,686	(123)	(2)
Manassas	VA	9/5/2013	—	546	3,401	—	546	3,401	3,947	(147)	(2)
Yuma	AZ	10/1/2013	12,428	1,897	16,275	18	1,897	16,293	18,190	(781)	(2)
Austin	TX	10/22/2013	—	1,017	6,527	—	1,017	6,527	7,544	(289)	(2)
Galesburg	IL	11/15/2013	—	300	903	—	300	903	1,203	(46)	(2)
Peru	IL	11/15/2013	—	869	4,438	—	869	4,438	5,307	(182)	(2)
Indianapolis	IN	11/15/2013	21,962	2,168	27,485	(37)	2,168	27,448	29,616	(1,057)	(2)
Waco	TX	11/21/2013	15,782	1,615	17,940	—	1,615	17,940	19,555	(589)	(2)
Upper Macungie	PA	12/23/2013	23,793	4,767	25,468	—	4,767	25,468	30,235	(1,154)	(2)
Vernon	CA	12/30/2013	—	3,317	4,837	—	3,317	4,837	8,154	(158)	(2)
Vernon	CA	12/30/2013	—	2,083	4,583	—	2,083	4,583	6,666	(173)	(2)
Des Plaines	IL	2/18/2014	2,608	1,110	3,905	—	1,110	3,905	5,015	(173)	(2)
Elgin	IL	4/23/2014	—	1,570	4,501	—	1,570	4,501	6,071	(96)	(2)
Harrisburg	PA	5/1/2014	—	1,825	5,516	—	1,825	5,516	7,341	(205)	(2)
Elk Grove Village	IL	5/20/2014	—	5,600	12,403	—	5,600	12,403	18,003	(267)	(2)
Tampa	FL	5/29/2014	—	1,830	6,159	—	1,830	6,159	7,989	(148)	(2)
Ames	IA	7/31/2014	17,342	2,600	19,900	—	2,600	19,900	22,500	(243)	(2)
Buford	GA	7/31/2014	16,354	3,520	18,168	—	3,520	18,168	21,688	(223)	(2)
Wilson	NC	7/31/2014	8,827	540	13,401	48	540	13,449	13,989	(146)	(2)
Arlington Heights	IL	8/19/2014	—	1,960	14,505	—	1,960	14,505	16,465	(165)	(2)
Bloomingdale	IL	9/19/2014	—	1,020	5,061	—	1,020	5,061	6,081	(35)	(2)
Kenosha	WI	9/24/2014	—	1,710	7,500	—	1,710	7,500	9,210	(64)	(2)
Worcester	MA	9/24/2014	—	1,430	17,789	—	1,430	17,789	19,219	(113)	(2)
Miami	FL	10/24/2014	—	3,980	6,376	—	3,980	6,376	10,356	(44)	(2)
Morrow	GA	11/25/2014	—	760	5,401	—	760	5,401	6,161	(16)	(2)
Puyallup	WA	12/2/2014	—	2,740	6,399	—	2,740	6,399	9,139	(16)	(2)

Rolling Meadows	IL	12/4/2014	—	3,240	6,705	—	3,240	6,705	9,945	(16)	(2)
Lewisville	TX	12/4/2014	—	1,530	4,971	—	1,530	4,971	6,501	(17)	(2)
Groveport	OH	12/4/2014	—	940	5,616	—	940	5,616	6,556	(20)	(2)
Midway	GA	12/8/2014	—	2,520	14,533	—	2,520	14,533	17,053	(40)	(2)
Buffalo Grove	IL	12/18/2014	—	1,110	2,724	—	1,110	2,724	3,834	—	(2)
Burr Ridge	IL	12/18/2014	—	1,260	2,423	—	1,260	2,423	3,683	—	(2)
Hamlet	NC	12/19/2014	—	260	10,382	—	260	10,382	10,642	—	(2)
Downers Grove	IL	12/23/2014	—	1,270	8,585	—	1,270	8,585	9,855	—	(2)
Bolingbrook	IL	12/23/2014	—	2,240	9,884	—	2,240	9,884	12,124	—	(2)
Office/Banking Center:
Emmaus	PA	6/6/2013	—	407	986	—	407	986	1,393	(83)	(2)
Calabash	SC	6/6/2013	—	187	290	—	187	290	477	(32)	(2)
Morristown	NJ	8/1/2013	—	2,236	3,841	—	2,236	3,841	6,077	(433)	(2)
St. Louis	MO	5/15/2014	—	1,200	295	55	1,200	350	1,550	(15)	(2)
Nashville	TN	5/20/2014	—	2,850	8,913	—	2,850	8,913	11,763	(173)	(2)
Malvern	PA	6/30/2014	—	2,100	21,270	—	2,100	21,270	23,370	(430)	(2)
Parsippany	NJ	9/30/2014	—	1,800	2,154	—	1,800	2,154	3,954	(18)	(2)
Westlake Village	CA	12/22/2014	—	17,300	13,077	—	17,300	13,077	30,377	—	(2)
Office/Banking Center Properties - Bank of America Portfolio:
Phoenix	AZ	6/9/2014	—	—	10,556	—	—	10,556	10,556	(225)	(2)
Phoenix	AZ	6/9/2014	—	—	27,106	95	—	27,201	27,201	(494)	(2)
Phoenix	AZ	6/9/2014	—	—	5,241	—	—	5,241	5,241	(132)	(2)
Phoenix	AZ	6/9/2014	—	—	10,983	—	—	10,983	10,983	(231)	(2)
Mesa	AZ	6/9/2014	—	493	2,499	—	493	2,499	2,992	(71)	(2)
Phoenix	AZ	6/9/2014	—	—	19,290	—	—	19,290	19,290	(359)	(2)
Long Beach	CA	6/9/2014	—	685	674	—	685	674	1,359	(43)	(2)
Fresno	CA	6/9/2014	—	368	1,628	—	368	1,628	1,996	(69)	(2)
Fresno	CA	6/9/2014	—	359	2,260	—	359	2,260	2,619	(85)	(2)
Coronado	CA	6/9/2014	—	579	2,431	115	579	2,546	3,125	(82)	(2)
Bakersfield	CA	6/9/2014	—	456	1,437	—	456	1,437	1,893	(77)	(2)
Compton	CA	6/9/2014	—	625	605	—	625	605	1,230	(32)	(2)
El Segundo	CA	6/9/2014	—	1,233	685	—	1,233	685	1,918	(51)	(2)
Escondido	CA	6/9/2014	—	812	3,138	—	812	3,138	3,950	(99)	(2)
Fresno	CA	6/9/2014	—	492	2,263	—	492	2,263	2,755	(109)	(2)
Gardena	CA	6/9/2014	—	1,201	1,003	—	1,201	1,003	2,204	(61)	(2)
Glendale	CA	6/9/2014	—	1,548	4,786	—	1,548	4,786	6,334	(241)	(2)
Ontario	CA	6/9/2014	—	1,609	6,342	—	1,609	6,342	7,951	(173)	(2)
Newport Beach	CA	6/9/2014	—	1,481	2,335	—	1,481	2,335	3,816	(108)	(2)
Los Angeles	CA	6/9/2014	—	1,242	883	—	1,242	883	2,125	(40)	(2)
Lynwood	CA	6/9/2014	—	684	806	—	684	806	1,490	(57)	(2)
North Hollywood	CA	6/9/2014	—	1,793	2,025	—	1,793	2,025	3,818	(108)	(2)
Sacramento	CA	6/9/2014	—	838	1,601	—	838	1,601	2,439	(91)	(2)
Sacramento	CA	6/9/2014	—	498	741	—	498	741	1,239	(48)	(2)
Los Angeles	CA	6/9/2014	—	641	630	—	641	630	1,271	(38)	(2)
Pomona	CA	6/9/2014	—	1,046	3,381	—	1,046	3,381	4,427	(134)	(2)
Riverside	CA	6/9/2014	—	1,753	3,437	—	1,753	3,437	5,190	(152)	(2)
Salinas	CA	6/9/2014	—	941	1,558	—	941	1,558	2,499	(94)	(2)
San Bernadino	CA	6/9/2014	—	581	2,926	—	581	2,926	3,507	(144)	(2)
Santa Barbara	CA	6/9/2014	—	1,676	2,016	—	1,676	2,016	3,692	(102)	(2)
Santa Maria	CA	6/9/2014	—	613	2,284	—	613	2,284	2,897	(96)	(2)
Mission Hills	CA	6/9/2014	—	583	827	—	583	827	1,410	(50)	(2)
Bakersfield	CA	6/9/2014	—	765	1,600	—	765	1,600	2,365	(106)	(2)

Sunnyvale	CA	6/9/2014	—	2,808	2,860	—	2,808	2,860	5,668	(118)	(2)
Torrance	CA	6/9/2014	—	882	717	33	882	750	1,632	(52)	(2)
Ventura	CA	6/9/2014	—	840	1,870	—	840	1,870	2,710	(90)	(2)
Long Beach	CA	6/9/2014	—	346	939	—	346	939	1,285	(42)	(2)
Tampa	FL	6/9/2014	—	3,366	10,089	44	3,366	10,133	13,499	(338)	(2)
Clearwater	FL	6/9/2014	—	581	2,168	—	581	2,168	2,749	(81)	(2)
Jacksonville	FL	6/9/2014	—	3,667	26,983	162	3,667	27,145	30,812	(523)	(2)
Jacksonville	FL	6/9/2014	—	2,043	9,695	150	2,043	9,845	11,888	(188)	(2)
Jacksonville	FL	6/9/2014	—	1,961	9,505	—	1,961	9,505	11,466	(202)	(2)
Jacksonville	FL	6/9/2014	—	3,068	14,503	—	3,068	14,503	17,571	(302)	(2)
Jacksonville	FL	6/9/2014	—	1,896	10,406	—	1,896	10,406	12,302	(205)	(2)
Jacksonville	FL	6/9/2014	—	4,648	25,902	—	4,648	25,902	30,550	(575)	(2)
Jacksonville	FL	6/9/2014	—	2,099	9,646	—	2,099	9,646	11,745	(197)	(2)
Jacksonville	FL	6/9/2014	—	403	1,099	—	403	1,099	1,502	(41)	(2)
Jacksonville	FL	6/9/2014	—	27	432	—	27	432	459	(9)	(2)
Jacksonville	FL	6/9/2014	—	425	1,757	—	425	1,757	2,182	(50)	(2)
Hialeah	FL	6/9/2014	—	833	769	—	833	769	1,602	(57)	(2)
Port Charlotte	FL	6/9/2014	—	248	923	18	248	941	1,189	(43)	(2)
Jacksonville	FL	6/9/2014	—	444	643	—	444	643	1,087	(31)	(2)
Miami Lakes	FL	6/9/2014	—	4,991	5,751	180	4,991	5,931	10,922	(157)	(2)
Tampa	FL	6/9/2014	—	1,215	1,871	—	1,215	1,871	3,086	(85)	(2)
Savannah	GA	6/9/2014	—	638	2,233	—	638	2,233	2,871	(86)	(2)
Overland Park	KS	6/9/2014	—	335	1,077	—	335	1,077	1,412	(73)	(2)
Annapolis	MD	6/9/2014	—	483	2,162	—	483	2,162	2,645	(69)	(2)
Baltimore	MD	6/9/2014	—	483	1,821	147	483	1,968	2,451	(76)	(2)
Richland	MO	6/9/2014	—	143	1,318	—	143	1,318	1,461	(42)	(2)
Springfield	MO	6/9/2014	—	648	1,178	—	648	1,178	1,826	(75)	(2)
Springfield	MO	6/9/2014	—	—	1,003	—	—	1,003	1,003	(71)	(2)
Albuquerque	NM	6/9/2014	—	812	1,861	—	812	1,861	2,673	(94)	(2)
Carrollton	TX	6/9/2014	—	543	609	—	543	609	1,152	(40)	(2)
Houston	TX	6/9/2014	—	417	2,542	—	417	2,542	2,959	(66)	(2)
Mission	TX	6/9/2014	—	315	961	—	315	961	1,276	(44)	(2)
Bellingham	WA	6/9/2014	—	661	2,344	—	661	2,344	3,005	(96)	(2)
Spokane	WA	6/9/2014	—	477	7,408	—	477	7,408	7,885	(351)	(2)
Specialty:
Hutchins	TX	6/27/2013	24,902	10,867	40,104	—	10,867	40,104	50,971	(3,876)	(2)
Franklin Park	IL	11/21/2013	—	4,512	2,457	—	4,512	2,457	6,969	(144)	(2)
Chicago	IL	11/22/2013	—	3,070	1,983	25	3,070	2,008	5,078	(158)	(2)
Medley	FL	8/27/2014	—	6,982	583	—	6,982	583	7,565	(39)	(2)
Medley	FL	8/27/2014	—	3,515	1,110	—	3,515	1,110	4,625	(37)	(2)
Medley	FL	8/27/2014	—	4,169	350	—	4,169	350	4,519	(23)	(2)
Santa Clara	CA	9/11/2014	—	14,530	1,577	—	14,530	1,577	16,107	(28)	(2)
			$158,061	$239,503	$805,074	$23,043	$239,503	$828,117	$1,067,620	$(27,598)

(1)	Encumbrances represent balances at 12/31/2014 of mortgage notes payable that are collateralized by the property for which they are noted.

(2)

The Company computes depreciation expense using the straight-line method over the shorter of the estimated useful life at acquisition of the capitalized item or 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests.

(3)	The aggregate cost basis of land, building and improvements, before depreciation, for Federal income tax purposes at December 31, 2014 was $1,109,824.

Set forth below is a rollforward of the carrying values for our real estate investments classified as held for investment:

	Years Ended December 31,
	2014	2013	2012
Investment in real estate:
Balance at beginning of year	$337,712	$23,159	$68,690
Improvements	15,202	7,824	1,203
Business acquisitions	714,706	306,729	39,202
Change in held for sale	—	37,667	(7,519)
Impairments	—	—	(22,637)
Property sales	—	(37,667)	(55,780)
Balance at end of year	$1,067,620	$337,712	$23,159
Accumulated depreciation:
Balance at beginning of year	$4,247	$50	$2,983
Depreciation expense	23,351	4,197	1,022
Change in held for sale	—	2,966	(2,468)
Property sales	—	(2,966)	(1,487)
Balance at end of year	$27,598	$4,247	$50